Exhibit 10.1

CONFORMED COPY

SIXth Amendment

THIS SIXTH AMENDMENT, dated as of September 2, 2015 (this “Amendment”), amends the Credit Agreement, dated as of November 30, 2010 (as previously amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Credit Agreement.

WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 Amendment. On and as of the Effective Date (as defined below), the Credit Agreement is amended in its entirety to read as set forth on the attached Exhibit A.

SECTION 2 Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment:

(a)          each representation and warranty set forth in Article V of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the Effective Date (as defined below), with the exception that all references to the financial statements mean the financial statements most recently delivered to the Administrative Agent, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date; and

(b)          no Default exists.

SECTION 3 Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received all of the following:

(a)          counterparts of this Amendment executed by the Company, the Administrative Agent and the Required Lenders;

(b)          a Confirmation and Amendment executed by the Subsidiary Guarantors, substantially in the form attached hereto as Exhibit B; and

(c)          the fees payable to the Lenders in connection with this Amendment.

SECTION 4 Miscellaneous.

4.1           Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

4.2           General. The provisions of Sections 10.5 (Expenses; Indemnity; Damage Waiver), 10.7 (Successors and Assigns), 10.14 (Counterparts) and 10.17 (Governing Law) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.

4.3           FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Signature Pages Follow]

Delivered as of the day and year first above written.

ABM INDUSTRIES INCORPORATED

By:	/s/ Tom Gallo

Name:	Tom Gallo

Title:	Vice President and Treasurer

S-1	Sixth Amendment

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maile Douglas

Name:	Maile Douglas

Title:	Senior Vice President

S-2	Amendment

bank of america, n.a.,
as a Lender, as L/C Issuer
and as Swing Line Lender

By:	/s/ Maile Douglas

Name:	Maile Douglas

Title:	Senior Vice President

S-3	Amendment

JPMorgan CHASE BANK, N.A.,
as a Lender

By:	/s/ Devin Roccisano

Name:	Devin Roccisano

Title:	Vice President

S-4	Amendment

Citizens BANK, N.A.,
as a Lender

By:	/s/ Barrett Bencivenga

Name:	Barrett Bencivenga

Title:	Senior Vice President

S-5	Amendment

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Ravneet Mumick

Name:	Ravneet Mumick

Title:	Director

S-6	Amendment

wells fargo BANK, National Association,
as a Lender

By:	/s/ Sheena Greenwalt

Name:	Sheena Greenwalt

Title:	Vice President

S-7	Amendment

U.S. Bank National Association,
as a Lender

By:	/s/ Michael E. Temnick

Name:	Michael E. Temnick

Title:	Vice President

S-8	Sixth Amendment

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Geoff Smith

Name:	Geoff Smith

Title:	Senior Vice President

S-9	Amendment

SANTANDER BANK, N.A.,
as a Lender

By:	/s/ Justin Kleeberg

Name:	Justin Kleeberg

Title:	Executive Director

S-10	Amendment

BANK OF THE WEST,
as a Lender

By:	/s/ Rob Kido

Name:	Rob Kido

Title:	Vice President

S-11	Amendment

Credit Suisse AG, Cayman Islands Branch,
as a Lender

By:	/s/ Nupur Kumar

Name:	Nupur Kumar

Title:	Authorized Signatory

By:	/s/ Warren Van Heyst

Name:	Warren Van Heyst

Title:	Authorized Signatory

S-12	Amendment

fIFTH THIRD BANK,
as a Lender

By:	/s/ Jordan Fragiacomo

Name:	Jordan Fragiacomo

Title:	Managing Director

S-13	Amendment

pNC BANK, National Association,
as a Lender

By:	/s/ Sharon Landgraf
Name:	Sharon Landgraf
Title:	Senior Vice President

S-14	Amendment

HSBC Bank USA, National Association,
as a Lender

By:	/s/ Aidan R. Spoto

Name:	Aidan R. Spoto

Title:	Vice President

S-15	Amendment

THE NOrTHERN TruST COMPANY,
as a Lender

By:	/s/ Sophia E. Love

Name:	Sophia E. Love

Title:	Senior Vice President

S-16	Amendment

CApital One, National Association,
as a Lender

By:	/s/ Paul Darrigo

Name:	Paul Darrigo

Title:	Senior Vice President

S-17	Amendment

Branch banking and trust company,
as a Lender

By:	/s/ Matthew J. Davis

Name:	Matthew J. Davis

Title:	Vice President

S-18	Amendment

EXHIBIT A

Published CUSIP Number: 00077AAC9

CREDIT AGREEMENT

Dated as of November 30, 2010

among

ABM INDUSTRIES INCORPORATED

and

CERTAIN SUBSIDIARIES,

as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,

JP MORGAN CHASE BANK, N.A.,

as Syndication Agent,

RBS CITIZENS, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
J.P. MORGAN SECURITIES LLC,
Joint Lead Arrangers and Joint Bookrunners

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2.16	Cash Collateral	50

2.17	Defaulting Lenders	51

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	53

3.1	Taxes	53

3.2	Illegality	57

3.3	Inability to Determine Rates	58

3.4	Increased Costs; Reserves on Eurodollar Rate Loans	58

3.5	Compensation for Losses	60

3.6	Mitigation Obligation; Replacement of Lenders	61

(a) Designation of a Different Lending Office		61

3.7	Survival	62

ARTICLE IV	CONDITIONS PRECEDENT TO Credit Extensions	62

4.1	Conditions of Initial Credit Extension	62

4.2	Conditions to all Credit Extensions	63

ARTICLE V	REPRESENTATIONS AND WARRANTIES	64

5.1	Existence, Qualification and Power; Compliance with Laws	64

5.2	Authorization; No Contravention	64

5.3	Third Party Authorization; Other Consents	64

5.4	Binding Effect	64

5.5	Litigation	65

5.6	No Default	65

5.7	ERISA Compliance	65

5.8	Ownership of Property; Liens	66

5.9	Taxes	66

5.10	Financial Statements; No Material Adverse Effect	66

5.11	Environmental Compliance	67

5.12	Insurance	67

5.13	Subsidiaries	67

5.14	Margin Regulations; Investment Company Act	67

ii

5.15	Full Disclosure	67

5.16	Compliance with Laws	68

5.17	Intellectual Property; Licenses, Etc	68

5.18	Representations as to Foreign Obligors	68

5.19	Anti-Money Laundering and Anti-Terrorism Finance Laws	69

5.20	Sanctions Laws	69

ARTICLE VI	AFFIRMATIVE COVENANTS	69

6.1	Financial Statements	70

6.2	Certificates; Other Information	70

6.3	Notices	72

6.4	Payment of Obligations	72

6.5	Preservation of Existence, Etc	73

6.6	Maintenance of Properties	73

6.7	Maintenance of Insurance	73

6.8	Compliance with Laws	73

6.9	Books and Records	73

6.10	Inspection Rights	73

6.11	Use of Proceeds	74

6.12	Approvals and Authorizations	74

6.13	Further Assurances	74

ARTICLE VII	NEGATIVE COVENANTS	74

7.1	Liens	74

7.2	Dispositions	75

7.3	Fundamental Changes	76

7.4	Investments	77

7.5	Indebtedness	78

7.6	Use of Proceeds	80

7.7	Restricted Payments	80

7.8	Change in Nature of Business	80

7.9	Transactions with Affiliates	80

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7.10	Restrictions on Subsidiary Dividends and Transfers of Assets	81

7.11	Financial Covenants	81

7.12	Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person	81

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	82

8.1	Events of Default	82

8.2	Remedies Upon Event of Default	84

ARTICLE IX	ADMINISTRATIVE AGENT	85

9.1	Appointment and Authorization of Administrative Agent	85

9.2	Delegation of Duties	85

9.3	Exculpatory Provisions	85

9.4	Reliance by Administrative Agent	86

9.5	Notice of Default	86

9.6	Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Administrative Agent	87

9.7	Administrative Agent in its Individual Capacity; Rights as a Lender	87

9.8	Successor Administrative Agent	87

9.9	Administrative Agent May File Proofs of Claim	88

9.10	Guaranty Matters	89

9.11	Other Agents	89

ARTICLE X	MISCELLANEOUS	90

10.1	Amendments, Etc	90

10.2	Notices and Other Communications; Facsimile Copies	91

10.3	No Waiver; Cumulative Remedies	93

10.4	USA Patriot Act Notice	93

10.5	Expenses; Indemnity; Damage Waiver	93

10.6	Payments Set Aside	95

10.7	Successors and Assigns	95

10.8	Confidentiality	100

iv

10.9	Set-off	101

10.10	Interest Rate Limitation	101

10.11	Integration	101

10.12	Survival of Representations and Warranties	102

10.13	Replacement of Lenders	102

10.14	Counterparts	102

10.15	Severability	103

10.16	Automatic Debits of Fees	103

10.17	Governing Law	103

10.18	No Advisory or Fiduciary Responsibility	104

10.19	Electronic Execution of Assignments and Certain Other Documents	105

10.20	Termination of Existing Credit Agreement	105

10.21	Time of the Essence	105

10.22	Judgment Currency	105

ARTICLE XI	Company Guaranty	106

11.1	The Guaranty	106

11.2	Insolvency	106

11.3	Nature of Liability	107

11.4	Independent Obligation	107

11.5	Authorization	107

11.6	Reliance	108

11.7	Subordination	108

11.8	Waivers	109

11.9	Nature of Liability	109

SCHEDULES

1(A)	Existing Letters of Credit
1(B)	Lightning Letters of Credit
2.1	Commitments and Applicable Percentages
7.10	Restrictions on Subsidiary Dividends
10.2	Certain Eurodollar and Domestic Lending Offices, Addresses for Notices

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EXHIBITS

Form of
A	Revolving Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Subsidiary Guaranty
G	Designated Borrower Request and Assumption Agreement
H	Designated Borrower Notice
I	Opinion of Jones Day
J	Opinion of Sarah McConnell, Esq.
K	Form of Increase Request

ANNEX A – Subsidiary Guarantors

vi

CREDIT AGREEMENT

This CREDIT AGREEMENT (the “Agreement”) dated as of November 30, 2010 is among ABM INDUSTRIES INCORPORATED, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual agreements contained herein the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1          Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary); provided that the Company or a Subsidiary is the surviving entity.

“Act” is defined in Section 10.4.

“Adjusted Consolidated EBITDA” means, for any period, Consolidated EBITDA for such period; provided that in calculating Adjusted Consolidated EBITDA,

(a)          if the Company or any Subsidiary (I) makes a Permitted Acquisition during such period or (II) consummates the Proposed Acquisition during such period, the EBITDA of the Person or assets acquired (and, solely for the purpose of determining pro forma compliance with financial covenants pursuant to Section 7.11, any Person or assets to be acquired) shall be included on a pro forma basis for such period (assuming the consummation of such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, but adjusted to add back certain non-recurring expenses to the extent disclosed to and reasonably approved by the Required Lenders) based upon (i) to the extent available, (x) the audited consolidated financial statements of such acquired Person (or with respect to such acquired assets) as at the end of the fiscal year of such Person (or of the seller of such assets) preceding such Acquisition and (y) any subsequent unaudited financial statements for such Person (or with respect to such acquired assets) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (ii) to the extent the items listed in clause (i) are not available, such historical financial statements and other information is disclosed to, and to the extent requested by any Lender reasonably approved by, the Required Lenders; and

(b)          if the Company or any Subsidiary makes a Disposition (or a series of related Dispositions) during such period, the EBITDA of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be excluded on a pro forma basis for such period (assuming the consummation of such Disposition occurred on the first day of such period).

“Adjusted Consolidated EBITDAR” means, for any period, the sum of (a) Adjusted Consolidated EBITDA for such period plus (b) Adjusted Rental Expense for such period.

“Adjusted Rental Expense” means, for any period, rental expense for such period, adjusted and calculated in the same manner as Adjusted Consolidated EBITDA for such period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Administrative Agent together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the Related Parties of such Persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Alternative Currency” means each of Euro, Sterling and Canadian Dollars.

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“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Anti-Terrorism Laws” is defined in Section 5.19.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Leverage Ratio as set forth below:

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans and IBOR Rate Loans	Applicable Rate for Base Rate Loans	Non-Use Fee
1	> 2.25 to 1.0	1.75%	0.75%	0.275%
2	> 1.75 to 1.0 but < 2.25 to 1.0	1.50%	0.50%	0.250%
3	> 1.25 to 1.0 but <1.75 to 1.0	1.25%	0.25%	0.225%
4	< 1.25 to 1.0	1.00%	0%	0.200%

Initially, the Pricing Level shall be Pricing Level 1. The Pricing Level shall be adjusted, to the extent applicable, 60 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter (beginning with the fiscal quarter ending January 31, 2011) based on the Leverage Ratio as of the last day of such fiscal quarter; provided that if the Company fails to deliver the financial statements required by Section 6.1(a) or (b), as applicable, and the related Compliance Certificate required by Section 6.2(b) by the 60th day (or, if applicable, the 90th day) after any fiscal quarter, Pricing Level 1 shall apply until such financial statements are delivered. If, as a result of any restatement of or other adjustment to the financial

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statements of the Company or for any other reason (excluding any restatement or other adjustment resulting from a retrospective change in GAAP), the Lenders determine that (a) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, the Lenders shall have no obligation to repay any interest or fees to the Company; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Company pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.15.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attorney Costs” means (a) all reasonable fees, expenses and disbursements of any law firm or other external counsel and (b) without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel to the extent, in the case of this clause (b), related to the enforcement or protection of rights and remedies hereunder or under the other Loan Documents during the existence of an Event of Default.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that appears on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

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“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended October 31, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.

“Availability Period” means the period from the Effective Time to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.2.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. The Eurodollar Interest Period for any Base Rate determined pursuant to clause (c) above shall be one month.

“Base Rate Loan” means a Revolving Loan or a Swing Line Loan, as the context requires, that bears interest by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan or IBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan or IBOR Rate Loan, as applicable, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan or IBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect

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of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“CA $” mean lawful money of Canada.

“Captive Insurance Company” means a wholly owned Subsidiary of the Company that (a) has no Subsidiaries and (b) engages in no business other than providing insurance for the benefit of the Company and its Subsidiaries with respect to workmen’s compensation, crime, general liability, auto liability, employee benefits and property risks in accordance with Section 6.7.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as required pursuant to Section 2.5, 2.16, 2.17 or 8.2 hereof, as applicable), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change of Control” means, with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Rosenberg Family, any employee benefit plan of such person or its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Guaranty made by the Company in favor of the Administrative Agent and the Lenders pursuant to Article XI.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D

“Consolidated EBITDA” means, for any period, the total of (a) Consolidated Net Income for such period plus (b) to the extent deducted in calculating such Consolidated Net Income, (i) Consolidated Interest Charges, (ii) provisions for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries, (iii) depreciation and amortization expense, (iv) all non-cash, non-recurring and extraordinary charges (including charges resulting from the application of Financial Accounting Standard No. 142), and (v) stock based compensation expense minus (c) to the extent included in such Consolidated Net Income, all non-recurring and extraordinary gains or income.  Notwithstanding (but without duplication of) the above, the following adjustments shall be made in calculating Consolidated EBITDA (in each case to the extent included in Consolidated Net Income): (A) restructuring charges arising out of the Company’s strategic plan, to be announced by the Company in September 2015, including the disposition by the Company of all or a portion of its Security segment (as described in the Company’s most recently filed Annual Report on Form 10-K), and related severance costs and costs related to third-party consultants shall be added back to Consolidated EBITDA, (B) non-cash adjustments with respect to insurance liabilities for periods prior to fiscal year 2015 shall be added back to (in the case of negative adjustments), or deducted from (in the case of positive adjustments), Consolidated EBITDA, (C) costs arising from consolidation of locations shall be

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added back to Consolidated EBITDA and (D) losses and gains associated with the disposition of auction rate securities shall be added back to (in the case of losses), or deducted from (in the case of gains), Consolidated EBITDA; provided that (x) the aggregate amount of all addbacks to Consolidated EBITDA pursuant to the foregoing clauses (A) through (D) shall not exceed $75,000,000 in the aggregate; and (y) no such addbacks to or deductions from Consolidated EBITDA shall be added back or deducted for any quarter ending after September 30, 2017 other than pursuant to clause (B) above, which shall be limited to $5,000,000 for any period of four fiscal quarters after such date.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases or with respect to Synthetic Lease Obligations that, in each case, is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period.

“Consolidated Net Worth” means, as of any date of determination, Shareholders’ Equity on such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would (if not cured or otherwise remedied during such time) be an Event of Default.

“Default Rate” means (a) with respect to Base Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate plus (iii) 2% per annum; (b) with respect to Eurodollar Rate Loans, an interest rate equal to (i) the Eurodollar Rate plus (ii) the Applicable Rate plus (iii) 2% per annum; and (c) with respect to IBOR Rate Loans, an interest rate equal to (i) the IBOR

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Rate plus (ii) the Applicable Rate plus (iii) 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Company that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Designated Borrower Notice” has the meaning specified in Section 2.15.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Disclosure Certificate” means the certificate dated November 30, 2010 delivered by the Company to the Administrative Agent and the Lenders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in

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respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Earn-out” means, with respect to any Person, any payment that may be required to be made by such Person in connection with an Acquisition, where the obligation of such Person to make such payment (or the amount thereof) is contingent upon the financial or other performance of the Person or asset acquired. The amount of any Earn-out shall equal the anticipated amount thereof as reasonably determined in good faith by the Company.

“EBITDA” means, for any Person for any period, the consolidated net income of such Person for such period plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person.

“Effective Time” means the time at which all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 4.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

“Eligible Assignee” has the meaning specified in Section 10.7(g).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal

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under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable.

“ESPC” means an Energy Savings Performance Contract between the Company or a Subsidiary, on the one hand, and a Governmental Authority, on the other hand, pursuant to which the Company or such Subsidiary will design, acquire, construct, install, arrange financing for, test, operate, maintain and/or repair one or more energy conservation projects.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one or two weeks or one, two, three or six months thereafter (or on such other date as all Lenders shall agree), as selected by the Company in a Revolving Loan Notice; provided that:

(a)          any Eurodollar Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the following Business Day unless such following Business Day falls in another calendar month, in which case such Eurodollar Interest Period shall end on the preceding Business Day;

(b)          except as otherwise agreed by all Lenders, any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Interest Period; and

(c)          no Eurodollar Interest Period shall extend beyond the scheduled Maturity Date.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the London interbank offered rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such

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Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding the foregoing or any other provisions of this Agreement, if the Eurodollar Rate as determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate. Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.

“Event of Default” has the meaning specified in Section 8.1.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.1(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.1(a)(ii) or (iii) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.1(e)(ii), (e) any withholding Taxes imposed by FATCA and (f) all additions to tax, penalties and interest incurred with respect to the foregoing. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document; provided that such Lender shall have complied with Section 3.1(e)(i).

“Executive Order” is defined in Section 5.20.

“Existing Credit Agreement” means the Credit Agreement dated as of November 30, 2010 among the Company, Bank of America, as administrative agent, and a syndicate of lenders.

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“Existing Letters of Credit” means the letters of credit listed on Schedule 1(A) that were issued under, or that otherwise constitute a “Letter of Credit” under, the Existing Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero.

“Fee Letter” means the letter agreement dated November 30, 2010, among the Company, the Administrative Agent and the Arranger.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDAR for the period of the four prior fiscal quarters ending on such date to (b) the sum, without duplication, of (i) Consolidated Interest Charges for such period plus (ii) Adjusted Rental Expense for such period plus (iii) scheduled principal payments of long-term Indebtedness required to be made during such period.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such

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Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funded Indebtedness” means all Indebtedness of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of commercial letters of credit and Guarantees (except, in each case, to the extent constituting Guarantees in respect of Indebtedness of a Person other than the Company or any Subsidiary), (ii) obligations under Swap Contracts and (iii) Indebtedness of the Company to Subsidiaries and Indebtedness of Subsidiaries to the Company or to other Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Creditors” means, collectively, the Administrative Agent and each Lender.

“Guaranteed Obligations” means the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Designated Borrower or

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otherwise) of each Loan made under this Agreement to any Designated Borrower, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon), direct or indirect, of any Designated Borrower to the Administrative Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document.

“Guaranties” means the Company Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Notice Date” has the meaning specified in Section 2.3(c)(i).

“IBOR Interest Period” means, with respect to any IBOR Rate Loan, each period commencing on the date such Loan is made or continued or converted from a Base Rate Loan to an IBOR Rate Loan or the last day of the next preceding IBOR Interest Period with respect to such IBOR Rate Loan, and ending one, two, three, four, five, six or seven days thereafter, as the Company may select as provided in Section 2.4(b). Notwithstanding the foregoing: (a) each IBOR Interest Period shall end on a Business Day; (b) no IBOR Interest Period may extend beyond the scheduled Maturity Date; and (c) no more than six IBOR Interest Periods shall be in effect at the same time.

“IBOR Rate” means the interest rate at which Bank of America’s Grand Cayman Banking Center, Grand Cayman, British West Indies, would offer Dollar deposits for the applicable Interest Period to other major banks in the offshore Dollar interbank market.

“IBOR Rate Loan” means a Swing Line Loan that bears interest at a rate based on the IBOR Rate.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)          all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) Earn-outs owed by such Person with respect to any Acquisition);

(iii)         all Attributable Indebtedness of such Person under capital leases and with respect to Synthetic Lease Obligations;

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(iv)         all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(v)          net obligations of such Person under any Swap Contract;

(vi)         indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(vii)        all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or similar entity in which such Person is a general partner or with respect to which such Person has liability under applicable laws for the obligations of such entity, except to the extent that such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.5.

“Information” has the meaning set forth in Section 10.8.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan or IBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means a Eurodollar Interest Period or an IBOR Interest Period, as the context requires.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

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“IP Rights” has the meaning set forth in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joint Venture” means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For the purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

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“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” has the meaning specified in Section 2.3(a)(i).

“Letter of Credit Application” means an application and agreement for the issuance or Modification of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Indebtedness of the Company and its Subsidiaries as of such date to (b) Adjusted Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lightning Letters of Credit” means the letters of credit listed on Schedule 1(B).

“Loan” means an extension of credit by a Lender to the Company or a Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the Fee Letters, and the Guaranties.

“Loan Parties” means, collectively, the Company, each Subsidiary Guarantor and each Designated Borrower, it being understood that “Loan Parties” shall not include any Subsidiary that has been released as a Subsidiary Guarantor pursuant to Section 9.10.

“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration (including assumed liabilities) by the Company or any Subsidiary in excess of $50,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity,

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binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Financial Amount” means, at any time, 7.5% of the sum of (i) Consolidated Net Worth as shown in the most recent financial statements delivered pursuant to Section 6.1 and (ii) the lesser of (a) the amount of all non-cash adjustments with respect to impairments of goodwill that reduced Consolidated Net Worth and (b) $50,000,000.

“Maturity Date” means (a) December 11, 2018 or (b) such earlier date upon which the Loans and other Obligations become due in accordance with the terms hereof.

“Minimum Currency Threshold” means (i) in the case of Revolving Loans denominated in Dollars, $2,000,000 or a higher integral multiple of $1,000,000, (ii) in the case of Revolving Loans denominated in Euros, EUR2,000,000 or a higher integral multiple of EUR1,000,000, (iii) in the case of Revolving Loans denominated in Canadian Dollars, CA $2,000,000 or a higher integral multiple of CA $1,000,000 and (iv) in the case of Revolving Loans denominated in Sterling, £2,000,000 or a higher integral multiple of £1,000,000.

“Modification” means, with respect to any Letter of Credit, any amendment to such Letter of Credit to amend or otherwise modify such Letter of Credit (including any extension of the expiry date therefor or increase in the amount thereof). The term “Modify” has a correlative meaning.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” is defined in Section 5.20.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or

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organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration, recording or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.7(d).

“Participant Register” has the meaning set forth in Section 10.7(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Acquisition other than the Proposed Acquisition that meets each of the following requirements: (i) the Person to be acquired is in, or the assets to be acquired are for use in, the same or similar line of business as the Company or a line of business that is complementary thereto, (ii) in the case of the Acquisition of a Person, such Acquisition has been approved by the board of directors or similar governing body and, if applicable, the shareholders of the Person to be acquired, (iii) the Company is and will be in pro forma compliance with each of the financial covenants contained in Section 7.11(a) and (b) before and after giving effect to such Acquisition, (iv) no Default shall exist at the time of, or shall result from, such Acquisition, (v) both before and after giving effect to such Acquisition on a pro forma basis, the Leverage Ratio shall not be greater than 3.25 to 1.0 (or, if the Company has made the election contemplated by Section 7.11(c) with respect to a Material Acquisition, 3.50 to 1.0), and (vi) the Company shall have delivered to the Administrative Agent at least five Business Days prior to the consummation of such Acquisition a pro forma Compliance Certificate for the fiscal

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quarter most recently ended (calculated as if such Acquisition had occurred on the first day of the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter).

“Permitted Investments” means (a) direct obligations of, or obligations fully guaranteed by, the United States or any agency thereof; (b) direct obligations of, or obligations fully guaranteed by, any State, territory or possession of the United States (including the District of Columbia) or any agency thereof which have a short-term rating of at least SP-1 by S&P (as defined below) or MIG-1 by Moody’s (as defined below) or a long-term rating of at least A by S&P or A1 by Moody’s (or, in each case, the equivalent thereof by another Rating Agency (as defined below)); (c) commercial paper issued by corporations or financial institutions which have the highest short-term or long-term rating, as applicable, of at least one Rating Agency and at least the second highest short-term or long-term rating, as applicable, of another Rating Agency; (d) unsecured promissory notes (other than commercial paper) issued by corporations or financial institutions which have a short-term debt rating of at least A-1 from S&P and P-1 from Moody’s (or the equivalent thereof by another Rating Agency) and a long-term debt rating of at least A from S&P and A-1 from Moody’s (or the equivalent thereof by another Rating Agency); (e) time deposits with, and certificates of deposit, acceptances and similar instruments issued by, (i) any Lender or (ii) any office of any bank or trust company whose certificates of deposit are rated in one of the two highest grades by at least one Rating Agency; (f) repurchase agreements entered into with a bank or trust company described in clause (e) (or with securities broker-dealers of nationally recognized standing) with respect to obligations described in clause (a); (g) obligations of United States or foreign commercial banks having a minimum short-term debt rating of F1 from Fitch; (h) shares of open-ended investment companies registered under the Investment Company Act of 1940; provided that each such investment company complies with Rule 2a-7 of the Securities Exchange Act of 1934, maintains a constant net asset value, offers daily liquidity and has a weighted average maturity of not more than 90 days; and (i) auction rate securities held by the Company as of the Effective Time with an aggregate par value of not greater than $25,000,000. For purposes of the foregoing, “Rating Agency” means S&P, Moody’s, Fitch or any other nationally-recognized credit rating agency; “Fitch” means Fitch, Inc., doing business as Fitch Ratings; “Moody’s” means Moody’s Investors Service, Inc.; and “S&P” means Standard & Poor’s Rating Services.

“Permitted Joint Venture” means an Investment in a Joint Venture (a) that is not a Loan Party and does not own equity securities in a Loan Party, and (b) in respect of which all Indebtedness, if any, assumed by any Loan Party in respect thereof can be quantified.

“Permitted Stock Repurchases” means repurchases or redemptions by the Company of its capital stock for fair and reasonable consideration; so long as, (i) both before and after giving effect to the applicable repurchase, the Leverage Ratio is less than 2.75 to 1:00 (or, if the Company has made the election contemplated by Section 7.11(e) with respect to a Material Acquisition, 3.00 to 1.0) and (ii) no Default exists.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.2.

“Proposed Acquisition” means a proposed Acquisition disclosed to the Administrative Agent in writing prior to the Effective Time and referred to as the “Lightning Transaction.”

“Register” has the meaning set forth in Section 10.7(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the

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Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

“Restricted Person” is defined in Section 5.20.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.2, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Revolving Loan” has the meaning specified in Section 2.1.

“Revolving Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.2(a), shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Rosenberg Family” means the lineal descendants of Morris Rosenberg, their respective spouses, any trust for the benefit of the foregoing and any other Person more than 50% of the equity of which is owned by any of the foregoing.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

“SPC” has the meaning specified in Section 10.7(h).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means, collectively, each Subsidiary identified on Annex A as of the Effective Time and all Subsidiaries of the Company that have executed a counterpart of the Subsidiary Guaranty, it being understood that each Subsidiary that has been released as a Subsidiary Guarantor pursuant to Section 9.10 shall cease to be a Subsidiary Guarantor upon the effectiveness of such release.

“Subsidiary Guaranty” means the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

“Surety Bond” means, with respect to any Person, a bid bond, performance bond, payment bond, maintenance bond, license bond, permit bond or similar bond issued on behalf of such Person by a bonding company or other surety.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor

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transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.4.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.4.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.4(a).

“Swing Line Loan Notice” means a notice of (a) a Swing Line Borrowing, (b) a conversion of Swing Line Loans from one Type to the other or (c) a continuation of Swing Line Loans, pursuant to Section 2.4(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

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“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, (a) with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan and (b) with respect to a Swing Line Loan, its character as a Base Rate Loan or an IBOR Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.3(c)(i).

1.2          Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          (i)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)          Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)         The term “including” is by way of example and not limitation.

(iv)         The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

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(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)          Except to the extent otherwise specified, references herein to “fiscal quarter” and “fiscal year” mean such fiscal periods of the Company.

1.3          Accounting Terms.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4          Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5          References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.6          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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1.7          Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.8          Exchange Rates; Currency Equivalents. (i) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(ii)          Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.9          Change of Currency. (i) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(ii)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

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(iii)         Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

The COMMITMENTS and Credit Extensions

2.1          Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed the amount of such Lender’s Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, and (iv) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.2          Procedure for Borrowing, Conversion and Continuation of Revolving Loans.

(a)           Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Revolving Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Loan Notice. Each such Revolving Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any borrowing of, conversion of or to or continuation of Eurodollar Rate Loans denominated in Dollars, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any borrowing of Base Rate Loans. Each borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount equal to the Minimum Currency Threshold. Except as provided in Sections 2.3(c) and 2.4(c), each borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Each Revolving Loan Notice shall specify (i) whether the Company is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the

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principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Revolving Loan Notice requesting a Borrowing, then the Revolving Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Loans shall be continued as Eurodollar Rate Loans in such Alternative Currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the desired currency.

(b)          Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Borrower, the Type of the applicable Revolving Loan, the applicable Interest Period (if applicable) and the amount and currency of its Applicable Percentage of the applicable Revolving Loans and if no timely notice of a continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent by crediting the account of the Company or such Borrower, as applicable, on the books of Bank of America with the amount of such funds in accordance with instructions provided by the Company or such Borrower, as applicable, to (and reasonably acceptable to) the Administrative Agent.

(c)          During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

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(d)          The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. Each determination of an applicable Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)          After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 10 Interest Periods in effect with respect to Revolving Loans.

2.3          Letters of Credit.

(a)          The Letter of Credit Commitment.

(i)           Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the Availability Period, to issue standby letters of credit denominated in Dollars or in one or more Alternative Currencies (together with the Existing Letters of Credit, each a “Letter of Credit”) for the account of the Company, and to Modify Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit (or, if applicable, the relevant Modification thereof) if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans would exceed the amount of such Lender’s Commitment or (z) the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Time shall be subject to and governed by the terms and conditions hereof.

(ii)          The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect

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to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable at the Effective Time and which the L/C Issuer in good faith deems material to it;

(B)         subject to Section 2.3(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;

(C)         the expiry date of such requested Letter of Credit would occur more than one year after the scheduled Maturity Date, unless all Lenders have approved such expiry date;

(D)         the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(E)          such Letter of Credit is in an initial amount less than the Dollar Equivalent of $250,000 or is to be denominated in a currency other than Dollars or an Alternative Currency;

(F)          the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(G)          any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company as provided in Section 2.16 or such Lender (or both) to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(H)         such Letter of Credit is not payable at sight.

(iii)         The L/C Issuer shall be under no obligation to Modify any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its Modified form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed Modification to such Letter of Credit.

(b)          Procedures for Issuance and Modification of Letters of Credit; Auto-Extension of Letters of Credit.

(i)           Each Letter of Credit shall be issued or Modified, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion)

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prior to the proposed issuance date or date of Modification, as the case may be. In the case of a request for the initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for a Modification of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be Modified; (2) the proposed date of Modification (which shall be a Business Day); (3) the nature of the proposed Modification; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or Modification as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)          Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or Modification is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary thereof or enter into the applicable Modification, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)         If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonextension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than one year following the Maturity Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.3(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonextension Notice Date (1) from the Administrative Agent that the Required Lenders have

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elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.2 is not then satisfied.

(iv)         Promptly after its delivery of any Letter of Credit or any Modification to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or Modification.

(c)          Drawings and Reimbursements; Funding of Participations.

(i)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent of its receipt of such notice and the amount of the requested drawing. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any notice by the L/C Issuer of a payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Notice Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Notice Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Borrowing of Base Rate Loans in Dollars to be disbursed on the Honor Notice Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)          Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the

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Administrative Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)         With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer on the date of the applicable payment by the L/C Issuer an L/C Borrowing in Dollars in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at (x) prior to the Honor Notice Date, the Base Rate, and (y) thereafter, the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

(iv)         Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)          Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Company of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)         If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

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(d)          Repayment of Participations.

(i)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(ii)          If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)          Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement, whether before or after any drawing by such beneficiary or transferee. None of the L/C Issuer, any Agent-Related Person, or any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.3(f); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary,

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and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)           Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)          the existence of any claim, counterclaim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)         any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)          any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

The Company shall promptly examine a copy of each Letter of Credit and each Modification thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

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(g)          Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a letter of credit fee for each Letter of Credit equal to the product of (i) the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit times (ii)(x) if the Outstanding Amount of all LC Obligations as of the date of computation is less than 50% of the LC Sublimit, 1.0% per annum and (y) if the Outstanding Amount of all LC Obligations as of the date of computation is 50% or more of the LC Sublimit, the Applicable Rate for Eurodollar Loans in effect on the date of computation; provided that, upon the request of the Required Lenders while any Event of Default exists, the rate per annum at which such letter of credit fees are calculated shall be increased by 2%; and provided, further, that any such letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fees, if any, payable to the L/C Issuer for its own account. Such letter of credit fees shall be computed in arrears as of the last day of each fiscal quarter, on the date specified in clause (y) of the following sentence and from time to time thereafter upon request of the Administrative Agent.. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h)          Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, the Dollar Equivalent of such fronting fees with respect to Letters of Credit as specified in a separate fee letter between the Company and the L/C Issuer. In addition, the Company shall pay directly to the L/C Issuer for its own account the Dollar Equivalent of the customary issuance, presentation, amendment, extension and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand in Dollars and are nonrefundable.

(i)           Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Existing Letter of Credit that is a commercial letter of credit and (ii) the rules of the ISP shall apply to each other Letter of Credit.

(j)           Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k)          Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

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2.4          Swing Line Loans.

(a)          The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may (in its sole and absolute discretion) make a portion of the credit otherwise available to the Company under the Aggregate Commitments by making swing line loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender may exceed the amount of such Lender’s Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Company shall not use the proceeds received by it in respect of any new Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may, subject to the agreement of the Swing Line Lender, borrow under this Section 2.4, prepay under Section 2.5, and reborrow under this Section 2.4. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)          Borrowing Procedures. Each Swing Line Loan, each conversion of a Swing Line Loan from one Type to the other, and each continuation of a Swing Line Loan as an IBOR Rate Loan shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, converted or continued, which shall be an integral multiple of $500,000, (ii) the Type of Swing Line Loan to be borrowed or which an existing Swing Line Loan is to be converted or continued, (iii) the requested borrowing, continuation or conversion date, which shall be a Business Day, and (iv) if applicable, the duration of the Interest Period with respect thereto. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. If the Company fails to specify a Type of Swing Line Loan in a Swing Line Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Swing Line Loan shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable IBOR Rate Loan. If the Company requests a borrowing of, conversion to, or continuation of IBOR Rate Loans in any such Swing Line Loan

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Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period ending on the Business Day immediately following the first day of such Interest Period. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m. on the date of a proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make the requested Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may (in its sole and absolute discretion), not later than 12:00 noon on the borrowing date specified in the applicable Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

(c)          Refinancing of Swing Line Loans.

(i)           The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2. The Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Revolving Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)          If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing, in accordance with Section 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

(iii)         If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment

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is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)         Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)           At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)          If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)          Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

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2.5          Prepayments.

(a)           Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount equal to the Minimum Currency Threshold; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.4. Subject to Section 2.17, each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)          The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)          If the Administrative Agent notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.16(a), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.5(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations and, following such request, the Company shall, within two Business Days after receipt of such request, Cash Collateralize the L/C Obligations in the amount so requested.

(d)          If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount

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equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.6          Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Swing Line Sublimit or the Designated Borrower Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. Other than pursuant to the immediately preceding sentence, the amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Designated Borrower Sublimit unless otherwise specified by the Company. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.7          Repayment of Loans.

(a)           Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.

(b)           The Company shall repay each Swing Line Loan on the earlier of (i) one Business Day after demand by the Swing Line Lender and (ii) the Maturity Date.

2.8          Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (including each applicable Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each IBOR Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the IBOR Rate plus the Applicable Rate; provided that if the Swing Line Lender is deemed to have requested that each Lender fund its risk participation in any Swing Line Loan pursuant to Section 2.4(c)(ii), then commencing on the date of such deemed request, such Swing Line Loan shall bear interest at the Base Rate plus the Applicable Rate.

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(b)          If any amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.9          Fees.

In addition to certain fees described in subsections (g) and (h) of Section 2.3:

(a)           Non-Use Fee.   The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a non-use fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments (as reduced in accordance with Section 2.6, increased in accordance with Section 2.14 or adjusted in accordance with Section 2.17) exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The non-use fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing on January 3, 2011, and on the Maturity Date. The non-use fee shall be calculated quarterly in arrears, and (i) if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect and (ii) if there is an increase or a reduction in the Aggregate Commitments in accordance with Section 2.6, the actual daily amount shall be computed and multiplied by the Aggregate Commitments separately for each period during such quarter that the Aggregate Commitments were available.

(b)          Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in Dollars in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)          The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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2.10        Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11        Evidence of Debt.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)          In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12        Payments Generally.

(a)           All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 noon on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable

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Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 12:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)          If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)          Unless any Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)           if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and

(ii)          if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of (x) the Federal Funds Rate from time to time in effect and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall

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be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)          If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

(f)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13        Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section shall not be construed to apply to (I) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (II) the application of Cash Collateral provided for in Section 2.16, or (III) any payment obtained by a Lender as

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consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). Each Loan Party agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Lender were the direct creditor of such Loan Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14        Increase in Commitments.

(a)          The Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit K, request that the Aggregate Commitments be increased; provided that (i) any such increase in the Aggregate Commitments shall be in the amount of $25,000,000 or a higher integral multiple of $5,000,000 and (ii) the aggregate amount of all such increases shall not exceed $200,000,000.

(b)          Any increase in the Aggregate Commitments may be effected by (i) increasing the Commitment of one or more Lenders that have agreed to such increase and/or (ii) subject to clause (c), adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender.

(c)          Any increase in the Aggregate Commitments pursuant to this Section 2.14 shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Lender that has agreed to increase its Commitment and each Additional Lender) after the later to occur of (i) the date on which the Company has delivered to the Administrative Agent a certified copy of resolutions of its board of directors, in form and substance reasonably acceptable to the Administrative Agent, authorizing such increase and (ii) the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit K (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit K (in the case of the addition of an Additional Lender).

(d)          No Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), and no increase in the Aggregate Commitments may be effected pursuant to clause (b) above if a Default exists.

(e)          The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the amount of the Aggregate Commitments pursuant to this Section 2.14 and of

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the Commitment and Applicable Percentage of each Lender after giving effect thereto. The Company acknowledges that, in order to maintain Revolving Loans in accordance with each Lender’s Applicable Percentage, a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitments may require prepayment or conversion of all or portions of certain Revolving Loans on the date of such increase (and any such prepayment or conversion shall be without premium or penalty but subject to the provisions of Section 3.4).

(f)           This Section shall supersede any provision in Section 10.1 to the contrary.

2.15        Designated Borrowers. (a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or any Lender in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and each of the Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Revolving Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(b)          The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

(c)          Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein.

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Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d)          The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.16        Cash Collateral.

(a)          Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately upon written notice from the Administrative Agent Cash Collateralize the then Outstanding Amount of all L/C Obligations. In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations and, following such request, the Company shall, within two Business Days after receipt of such request, Cash Collateralize the L/C Obligations in the amount so requested.

(b)          Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the

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Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.5, 2.17 or 8.2 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.7(b)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied to any other obligations owing hereunder), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations, although no such Person is under any obligation whatsoever to do so.

2.17        Defaulting Lenders. (a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1.

(ii)          Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.9), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined

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by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any applicable Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any non-use fee pursuant to Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.3(g).

(iv)         Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.3 and 2.4, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b)          Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash

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Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          Notice of Determination of Defaulting Lender. Upon any determination by the Administrative Agent that any Lender constitutes a Defaulting Lender, the Administrative Agent shall promptly provide the Company with notice of such determination; provided, that any failure to so notify the Company of such determination shall not have any effect on the status of such Lender as a Defaulted Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.1          Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)          If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received hereunder and under each other Loan Document had no such withholding or deduction been made.

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(iii)         If any Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received hereunder and under each other Loan Document had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)          Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)          Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as

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the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)          Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.1, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e)          Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit such payments to be made without or at a reduced rate of withholding, and as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii)          Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(A)         any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding, and as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)         each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments

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hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

a.           executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

b.           executed originals of Internal Revenue Service Form W-8ECI,

c.            executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

d.            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) executed originals of Internal Revenue Service Form W-8BEN,

e.            if a payment made to a Foreign Lender under any Loan Document would be subject to any withholding Taxes as a result of such Foreign Lender’s failure to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment in respect of FATCA, or

f.            executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)         Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender (exercised in good faith), and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

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(iv)        Each of the Borrowers shall promptly deliver (to the extent such Borrower is legally entitled to do so) to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the date hereof (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f)          Treatment of Certain Refunds.   Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency (which conversion, if any, shall be effected by the Administrative Agent in accordance with its normal banking procedures) incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.2         Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans (whether denominated in Dollars or an Alternative Currency) or, in the case of the Swing Line Lender, IBOR Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate or, in the case of the Swing Line Lender, the IBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurodollar Rate Loans or IBOR Rate Loans in Dollars, to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt

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of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurodollar Rate Loans or IBOR Rate Loans, as applicable, of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or IBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or IBOR Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.3         Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. If the Swing Line Lender determines that for any reason adequate and reasonable means do not exist for determining the IBOR Rate for any requested Interest Period with respect to a proposed IBOR Rate Loan, or that the IBOR Rate for any requested Interest Period with respect to a proposed IBOR Rate Loan does not adequately and fairly reflect the cost to the Swing Line Lender of funding such Loan, the Administrative Agent will promptly so notify the Company. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies or the Swing Line Lender to make or maintain IBOR Rate Loans, as the case may be, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders or the Swing Line Lender, as applicable) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies or IBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing or a Swing Line Borrowing of Base Rate Loans in the amount specified therein.

3.4         Increased Costs; Reserves on Eurodollar Rate Loans.

(a)         Increased Costs Generally.   If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, other than as set forth below) or the L/C Issuer;

(ii)         subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan or IBOR Rate Loan made by it, or change the basis of taxation of

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payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 or any Excluded Tax payable by such Lender or the L/C Issuer);

(iii)        result in the failure to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurodollar Rate Loans; or

(iv)        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or IBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan or IBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)         (b)          Capital Requirements.   If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement.   A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, no Lender nor the L/C Issuer shall deliver a certificate requesting compensation under subsection (a) or (b) of this Section unless such Lender or the L/C Issuer is

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requesting compensation from similarly situated customers of such Lender or the L/C Issuer under agreements having provisions similar to such subsections (a) or (b), as applicable.

(d)         Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)         Additional Reserve Requirements.  The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender and, in the case of the Swing Line Lender, the actual costs of such reserves allocated to the applicable IBOR Rate Loan by such Lender (in each case as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans or, in the case of the Swing Line Lender, IBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.5         Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)         any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

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(c)         any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)         any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan or IBOR Rate Loan, as applicable, made by it at the Eurodollar Rate or IBOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or IBOR Rate Loan, as applicable, was in fact so funded.

3.6         Mitigation Obligation; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.4, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)         Replacement of Lenders.  If any Lender requests compensation under Section 3.4, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, the Company may replace such Lender in accordance with Section 10.13.

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3.7         Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO Credit Extensions

4.1         Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)         The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date on which the Effective Time occurs (or, in the case of certificates of governmental officials, a recent date before the Effective Time) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)          executed counterparts of this Agreement and the Subsidiary Guaranty sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii)         a Note executed by the Company in favor of each Lender requesting a Note;

(iii)        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or secretaries of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as an officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing and, if applicable, in good standing in the jurisdiction of its organization or formation;

(v)         opinions of (x) Jones Day, counsel to the Loan Parties, and (y) Sarah McConnell, Esq., Senior Vice President, General Counsel and Secretary of the Company, substantially in the form of Exhibits I and J, respectively;

(vi)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)       a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.2(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has

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had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)      a Compliance Certificate as of October 31, 2010, demonstrating compliance with the financial covenants as of such date; and

(ix)        such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)         Any fees required to be paid at or before the Effective Time shall have been paid.

(c)         Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Effective Time, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(d)         All obligations of the Company under the Existing Credit Agreement shall have been, or shall concurrently be, paid in full.

4.2         Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans or (ii) a Swing Line Notice requesting only a conversion of Swing Line Loans to the other Type or a continuation of Swing Line Loans) is subject to the following conditions precedent:

(a)         The representations and warranties of each Loan Party contained in Article V, each other Loan Document and each other document furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)         No Default shall exist or would result from such proposed Credit Extension.

(c)         If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(d)         In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

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(e)         The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than (i) a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans or (ii) a Swing Line Notice requesting only a conversion of Swing Line Loans to the other Type or a continuation of Swing Line Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Administrative Agent and the Lenders that:

5.1         Existence, Qualification and Power; Compliance with Laws.   Each Loan Party (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its material assets and carry on its business substantially as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2         Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.3         Third Party Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party.

5.4         Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may

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be limited by applicable Debtor Relief Laws and by general equitable principles regardless of whether considered in a proceeding in equity or at law.

5.5         Litigation.  There is no action, suit, investigation or proceeding pending or, to the best of the Company’s knowledge, threatened in any court or before any arbitrator or governmental authority that: (a) relates to the legality, validity or enforceability of any provision of any Loan Document or any of the transactions contemplated thereby (including the Proposed Acquisition), the rights or remedies of the Administrative Agent or any Lender thereunder, the legality or propriety of any action taken or proposed to be taken by the Administrative Agent or any Lender in connection therewith, or the power or authority of any Loan Party to perform its obligations thereunder, or (b) is reasonably likely to be adversely determined and, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of any Loan Party to perform its obligations under or in connection with any Loan Document.

5.6         No Default.  Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.7         ERISA Compliance.

(a)         Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)         There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)         Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither the Company nor any ERISA Affiliate has engaged in a

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transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date.

5.8         Ownership of Property; Liens.  Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

5.9         Taxes.  The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

5.10       Financial Statements; No Material Adverse Effect.

(a)         The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, except as set forth in the Disclosure Certificate.

(b)         The unaudited consolidated financial statements of the Company and its Subsidiaries dated July 31, 2010 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, except as set forth in the Disclosure Certificate.

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(c)         Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.11       Environmental Compliance.  The Company monitors in the ordinary course of business the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties and the business, operations and properties of its Subsidiaries, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12       Insurance.  The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates; provided that the Company and its Subsidiaries may maintain insurance with an insurance company that is an Affiliate of the Company, to the extent such insurance company is reasonably acceptable to the Administrative Agent and to the extent such self-insurance is permitted by the jurisdiction under which the Company or such Subsidiary operates, solely for the purpose of covering up to $2,000,000 of any applicable insurance claim.

5.13       Subsidiaries.  As of the Effective Time, the Company has no Subsidiaries other than those specifically disclosed in the Disclosure Certificate and has no equity investments in any other Person other than those specifically disclosed in the Disclosure Certificate.

5.14       Margin Regulations; Investment Company Act.

(a)         The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)         None of the Company, any Person Controlling the Company, or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15       Full Disclosure.  None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or as of the date such representations and warranties are deemed made, and none of the statements contained in any exhibit, written report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Time), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being recognized by the Administrative Agent and the Lenders that all

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written financial projections with respect to the Company and its Subsidiaries that have been or may hereafter be delivered to the Administrative Agent and the Lenders have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable as of the date of the applicable projections).

5.16       Compliance with Laws.  Each of the Company and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17       Intellectual Property; Licenses, Etc.  The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18       Representations as to Foreign Obligors.  Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)         Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)         The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any

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such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)         There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)         The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.19       Anti-Money Laundering and Anti-Terrorism Finance Laws.  To the extent applicable, each Loan Party is in compliance, in all material respects, with anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the Act (the “Anti-Terrorism Laws”).

5.20       Sanctions Laws.  No Loan Party and to the knowledge of the Borrowers, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans or Letters of Credit is any of the following (a “Restricted Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) an agency of the government of a country, an organization controlled by a country, or a Person resident in a country that is subject to a sanctions program identified on the lists maintained by OFAC; or (iv) a Person that derives more than 10% of its assets or operating income from investments in or transactions with any such country, agency, organization or person. Further, none of the proceeds from the Loans or Letters of Credit shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization or Person subject to OFAC sanctions.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding

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and not Cash Collateralized, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2 and 6.3) cause each applicable Subsidiary to:

6.1         Financial Statements.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)         as soon as available, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and which report shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the date and for the period indicated in conformity with GAAP; and

(b)         as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.2(d), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

6.2         Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)         concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of its independent certified public accountants certifying such financial statements and (ii) an attestation report from its independent certified public accountants pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 with respect to any report included in such financial statements on the Company’s internal control over financial reporting pursuant to Rule 13a-15 of the Securities Exchange Act of 1934;

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(b)         concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

(c)         promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(d)         promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(e)         promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b), 6.2(a) or 6.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or a website sponsored by the Administrative Agent or otherwise); provided that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify (by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any of the Borrowers or their respective affiliates or securities)

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(each a “Public Lender”). Each Borrower agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or any of their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.8); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.3         Notices.

Promptly notify the Administrative Agent and each Lender:

(a)         of the occurrence of any Default;

(b)         of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)         of the occurrence of any ERISA Event, other than the determination that any Multiemployer Plan is in endangered or critical status as set forth in clause (g) of the definition of ERISA Event; and

(d)         of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.4         Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

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6.5         Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its and each Loan Party’s legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.3 or 7.4; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.6         Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.7         Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons; provided that the Company and its Subsidiaries may maintain insurance with an insurance company that is an Affiliate of the Company, to the extent such insurance company is reasonably acceptable to the Administrative Agent and to the extent such self-insurance is permitted by the jurisdiction under which the Company or such Subsidiary operates, solely for the purpose of covering up to $2,000,000 of any applicable insurance claim.

6.8         Compliance with Laws.  Comply with the requirements of all Laws and all orders, writs, injunctions and decrees (including ERISA and Environmental Laws) applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.9         Books and Records.  Maintain proper books of record and account, in which full, true and correct entries sufficient to prepare financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

6.10       Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

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6.11       Use of Proceeds.  Use the proceeds of the Loans to refinance indebtedness under the Existing Credit Agreement and for Permitted Acquisitions, the Proposed Acquisition, working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

6.12       Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

6.13       Further Assurances.  Take such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request from time to time, to ensure that the obligations of the Company hereunder and under the other Loan Documents are guaranteed at all times by Subsidiaries that, together with the Company, collectively (a) own assets which account for 90% or more of the consolidated assets of the Company and its Subsidiaries and (b) generate revenues which account for 90% or more of the consolidated revenues of the Company and its Subsidiaries during the most recently ended period of 12 consecutive months; provided that, notwithstanding the forgoing or any provision of any other Loan Document, the Captive Insurance Company will not be required to become a Guarantor and its assets and revenues will not be considered when determining the Company’s compliance with this Section 6.13.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding and not Cash Collateralized, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.1         Liens.  Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)         Liens pursuant to any Loan Document;

(b)         Liens existing at the Effective Time and listed in the Disclosure Certificate and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.5(b);

(c)         Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided that no notice of lien has been filed or recorded under the Code;

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(d)         carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)         pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)          deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g)         customary Liens securing Surety Bonds;

(h)         easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(i) or securing appeal or other surety bonds related to such judgments;

(j)          Liens securing Indebtedness permitted under Section 7.5(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(k)         Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

(l)          Liens securing Indebtedness permitted by Sections 7.5(k) and (l); and

(m)        other Liens securing obligations in an aggregate amount outstanding not exceeding $40,000,000 at any time.

7.2         Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)         Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

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(b)         Dispositions of inventory in the ordinary course of business;

(c)         Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)         subject to Section 6.12, Dispositions of property by the Company to any wholly-owned Subsidiary or by any Subsidiary to the Company or to a wholly-owned Subsidiary;

(e)         Dispositions permitted by Section 7.3;

(f)          Dispositions of accounts receivable owing to the Company or any Subsidiary pursuant to any ESPC; provided that the aggregate amount of all such accounts receivable sold or otherwise disposed of during the term of this Agreement shall not exceed $200,000,000;

(g)         Disposition of all or a portion of the Company’s Security segment, as such segment is described in the Company’s Annual Report on Form 10-K for fiscal year 2014, in one or more transactions for fair market value; provided that at least 75% of the aggregate sales price from such Disposition shall be paid in cash or readily marketable securities; and

(h)         Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any such Disposition, no Default shall exist or result from such Disposition, (ii) at least 75% of the aggregate sales price from such Disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries under this clause (h) shall not exceed, in any fiscal year, 10% of Consolidated Net Worth as of the end of the preceding fiscal year.

7.3         Fundamental Changes.  Except as otherwise permitted by Section 7.2, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)         any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person; or (ii) any one or more other Subsidiaries, provided, that when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)         any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Company or a wholly-owned Subsidiary; and

(c)         to the extent not otherwise permitted by Section 7.2 or this Section 7.3, any Subsidiary that is not a Guarantor may dissolve or liquidate; provided that the value of assets of such Subsidiary that are transferred to an entity other than a Loan Party in connection with such

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liquidation or dissolution shall be included for purposes of determining compliance with Section 7.2(f)(iii).

7.4         Investments.  Make any Investments, except:

(a)         investments which, when made, constitute Permitted Investments

(b)         investments which, when made, constitute Permitted Joint Ventures; provided that such investments shall only be permitted hereunder if the Dollar Equivalent of all consideration paid (including any Indebtedness assumed), and any contractually binding commitment to pay any additional consideration or make any future capital contributions incurred in connection therewith does not exceed, together with all other amounts so paid, assumed or incurred, or with respect to which the Company or any Subsidiary has any commitment, in connection with all other Permitted Joint Ventures outstanding at such time, $40,000,000;

(c)         advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed (i) $1,000,000 at any time outstanding, for travel, entertainment and analogous ordinary business purposes and (ii) $10,000,000 at any time outstanding for relocation purposes;

(d)         Investments by the Company in any Subsidiary (other than the Captive Insurance Company) or by any Subsidiary in the Company or another Subsidiary (other than the Captive Insurance Company);

(e)         Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)          Guarantees permitted by Section 7.5;

(g)         Investments made to consummate Permitted Acquisitions;

(h)         Investments that constitute, or that are made to consummate, the Proposed Acquisition; provided that the Proposed Acquisition shall only be permitted hereunder so long as (i) the Company is and will be in pro forma compliance with each of the financial covenants contained in Section 7.11 both before and after giving effect to such Acquisition, (ii) no Default shall exist at the time of, or shall result from, such Acquisition, (iii) the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer (x) certifying that all approvals, consents, exemptions, authorizations or other action by, or notice to, or filing with, any Governmental Authority or any other Person that are required as a condition to consummation of the Proposed Acquisition pursuant to the terms of the agreement governing the Proposed Acquisition or the failure of which to receive, give or make, as applicable, could reasonably be expected to have a Material Adverse Effect have been received, given or made, as applicable, and are in full force and effect and (y) demonstrating pro forma compliance with the financial covenant set forth in Section 7.11(c) after giving effect to the Proposed Acquisition, (iv) the Company shall have delivered to the Administrative Agent, for delivery to each Lender (I) no later than the Effective Time (or, if not delivered at the Effective Time, two Business Days

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prior to the date of the Proposed Acquisition), a draft of the purchase agreement or other similar agreement pursuant to which the Proposed Acquisition is to be consummated, which draft shall be in final form other than immaterial changes, and (II) no less than three Business Days prior to the date of the Proposed Acquisition, (1) the most recent audited financial statements of the target of the acquisition, including a consolidated balance sheet of such company and its subsidiaries, if applicable, as at the end of the fiscal year covered thereby, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, (2) with respect to the most recent fiscal quarter for which such items are available, a consolidated balance sheet of the target of the acquisition and its subsidiaries, if applicable, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended and (3) if requested by the Administrative Agent, a written reconciliation between the calculation of the financial covenant set forth in the certificate delivered pursuant to clause (iii) above and the financial statements delivered pursuant to this clause (iv), (v) the Company shall have delivered to the Administrative Agent, for delivery to each Lender, on or before the date of the Proposed Acquisition, a fully executed copy of the purchase agreement or other similar agreement pursuant to which the Proposed Acquisition is to be consummated and (vi) the Company shall have delivered to the Administrative Agent, for delivery to each Lender, on or before the date that is 30 days after the date of the Proposed Acquisition, a certificate of a Responsible Officer demonstrating pro forma compliance with the financial covenants set forth in Sections 7.11(a) and (b) after giving effect to the Proposed Acquisition.

(i)          Investments listed in the Disclosure Certificate;

(j)          Investments in the Captive Insurance Company in an aggregate amount not to exceed $75,000,000 at any time;

(k)         Investments by the Captive Insurance Company in accounts receivable of the Company or any Subsidiary; and

(l)          other Investments not exceeding $25,000,000 in the aggregate at any time outstanding.

7.5         Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)         Indebtedness under the Loan Documents;

(b)         Indebtedness outstanding at the Effective Time and listed in the Disclosure Certificate and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)         Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Company or any wholly-owned Subsidiary;

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(d)         obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)         Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.1(j); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed a Material Financial Amount;

(f)          Guarantees by the Company or any Subsidiary in respect of performance bond carriers and customers for payment, in each case in the ordinary course of business;

(g)         unsecured Indebtedness; provided that (i) no Default shall have occurred and be continuing at the time of the incurrence, assumption or creation of such Indebtedness, or would result therefrom, (ii) the Company shall be in pro forma compliance with the Leverage Ratio in Section 7.11(c) both before and after the incurrence, assumption or creation of such Indebtedness, (iii) the weighted average life of such Indebtedness shall not be less than the amount of time between the date of the incurrence, assumption or creation of such Indebtedness and the date that is 91 days after the Maturity Date and (iv) the covenants applicable to such Indebtedness shall not in any way be more restrictive on the Company or any Subsidiary than the covenants set forth herein and in the other Loan Documents; and provided, further, that the Company agrees that it shall not, nor shall it permit any Subsidiary to, directly or indirectly, prepay any such unsecured Indebtedness;

(h)         unsecured Indebtedness in an aggregate principal amount not to exceed at any time outstanding $5,000,000; provided that no Default shall have occurred and be continuing at the time of the incurrence, assumption or creation of such Indebtedness, or would result therefrom;

(i)          after the consummation of the Proposed Acquisition in accordance with the terms hereof, Indebtedness arising under the Lightning Letters of Credit; provided that no maturity date of any Lightning Letter of Credit shall be extended beyond the maturity date in effect as of the Effective Time, whether by amendment or otherwise, and no Lightning Letter of Credit shall be amended or otherwise modified after the Effective Time to increase the amount thereof;

(j)          unsecured (i) Indebtedness of the Company or any Subsidiary owed to the Company or any other Subsidiary, provided that Indebtedness that is owed by a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms acceptable to the Administrative Agent and (ii) Indebtedness of the Company owed to the Captive Insurance Subsidiary;

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(k)         secured Indebtedness (in addition to any secured Indebtedness described above) incurred to finance ESPCs; provided that (i) the aggregate outstanding principal amount of all Indebtedness permitted solely by this clause (k) shall not at any time exceed $50,000,000; and (ii) at the time of the incurrence, assumption or creation of any such Indebtedness, no Default shall have occurred and be continuing or would result therefrom; and

(l)          to the extent constituting Indebtedness, customary recourse obligations in respect of any sale or other disposition of receivables pursuant to Section 7.2(f).

7.6         Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.7         Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)         each Subsidiary may make Restricted Payments to the Company and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Company and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests; provided that no Restricted Payment shall be made by a non-wholly-owned Subsidiary which is a Guarantor at any time a Default exists);

(b)         the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(c)         the Company and each Subsidiary may (i) make Permitted Stock Repurchases and (ii) purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

(d)         the Company may declare or pay ordinary cash dividends to its stockholders.

7.8         Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries at the Effective Time or any business substantially related, complementary or incidental thereto.

7.9         Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

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7.10       Restrictions on Subsidiary Dividends and Transfers of Assets.  (i) Except for Contractual Obligations listed on Schedule 7.10 (and refinancings thereof), be a party to any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to the Company or any Guarantor or (ii) except for Contractual Obligations listed on Schedule 7.10 (and refinancings thereof) and Contractual Obligations governing any Indebtedness permitted under Section 7.5(e), be a party to any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to transfer property to the Company or any Guarantor.

7.11       Financial Covenants.

(a)         Consolidated Net Worth.  Permit Consolidated Net Worth at any time to be less than the sum of (i) $570,000,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after the Effective Time (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Company and its Subsidiaries after the Effective Time by reason of the issuance and sale of capital stock or other equity interests of the Company or any Subsidiary, including upon any conversion of debt securities of the Company into such capital stock or other equity interests, but excluding by reason of the issuance and sale of capital stock pursuant to the Company’s employee stock purchase plans, employee stock option plans and similar programs.

(b)         Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.0 at any time.

(c)         Leverage Ratio.  Permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 3.25 to 1.0; provided that if a Material Acquisition is completed in any fiscal quarter, then the Company may elect to increase the maximum ratio set forth above to 3.50 to 1.0 at of the end of such fiscal quarter and the three immediately following fiscal quarters; and provided, further, that the Company may not make such election more than once during the term of this Agreement.

7.12       Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws; Restricted Person.  (a) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any prohibition set forth in any Anti-Terrorism Law, (b) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the making of the Loans or the issuance of the Letters of Credit would be in violation of any applicable Law, (c) use any part of the proceeds of the Loans or Letters of Credit, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (iv) use any of the proceeds from the Loans or Letters of Credit to finance any operations, investments or activities in, or make any payments to, any Restricted Person

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ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.1         Events of Default.  Any of the following shall constitute an Event of Default:

(a)         Non-Payment.  The Company or any other Loan Party fails to pay, in the currency required hereunder, (i) when and as required to be paid herein any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any non-use or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)         Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(c)         Specific Covenants.  The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.3(a), 6.5 (with respect to the legal existence of the Company only) or 6.10 or Article VII; provided that, in the case of Section 7.9, such failure shall have continued for five Business Days; or

(d)         Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date on which a Responsible Officer knew or reasonably should have known of such failure and (ii) the date on which written notice thereof is given by the Administrative Agent or any Lender; or

(e)         Cross-Default.  (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or Guarantee (other than any Surety Bond) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than a Material Financial Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of

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default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than a Material Financial Amount; or

(f)          Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)         ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of a Material Financial Amount, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 303(k) of ERISA; or (iii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an amount equal to or in excess of a Material Financial Amount.

(h)         Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(i)          Judgments.  There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding a Material Financial Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j)          Change of Control.  There occurs any Change of Control with respect to the Company; or

(k)         Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or

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satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l)          Defaults with respect to Surety Bonds.  (i) Any Person issuing Surety Bonds on behalf of the Company or any Subsidiary ceases for any reason to so issue Surety Bonds, the Company or the applicable Subsidiary fails to promptly procure another issuer for Surety Bonds and such cessation and failure could reasonably be expected to have a Material Adverse Effect; or (ii) the Company or any Subsidiary breaches or defaults on one or more contracts for which Surety Bonds have been issued in an aggregate amount greater than or equal to a Material Financial Amount and the Person or Persons which issued such Surety Bonds either (x) take possession of the work under such bonded contracts and such taking of possession would reasonably be expected to have a Material Adverse Effect or (y) file any Uniform Commercial Code financing statement or similar document to perfect any Lien securing such bonded contracts, unless such filing is terminated within 10 days after such filing is made.

8.2         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)         declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers;

(c)         require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)         exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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ARTICLE IX

ADMINISTRATIVE AGENT

9.1         Appointment and Authorization of Administrative Agent.

(a)         Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)         The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.2         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.3         Exculpatory Provisions. No Agent-Related Person shall have any duty or obligation except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:

(a)         shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may

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expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)         shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5         Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the

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account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

9.6         Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Administrative Agent.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.7         Administrative Agent in its Individual Capacity; Rights as a Lender.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.8         Successor Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within

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30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.9         Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative

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Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3(g) and (h), 2.9 and 10.5) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10       Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent to (and the Administrative Agent agrees that, so long as no Default exists or would result therefrom it will upon the request of the Company), release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) the Company delivers to the Administrative Agent a written request for the release of a Subsidiary from its obligations under the Guaranty; provided that prior to any such release the Administrative Agent shall have received a certificate from a Responsible Officer certifying that (a) the Company will be in compliance with Section 6.13 after giving effect to such release and (b) no Default exists or would result therefrom.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11       Other Agents.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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ARTICLE X

MISCELLANEOUS

10.1       Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)         waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

(b)         increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(c)         postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)         reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Company to pay interest at the Default Rate;

(e)         change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)          change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)         amend the definition of “Alternative Currency” without the written consent of each Lender; or

(h)         release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of

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Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.2       Notices and Other Communications; Facsimile Copies.

(a)         General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)         if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (b) below), shall be effective as provided in such subsection (b).

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(b)         Electronic Communications. Notices and other communications to the Lenders, the L/C Issuer or the Swing Line Lender hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer or the Swing Line Lender pursuant to Article II if such Lender, the L/C Issuer or the Swing Line Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient

(c)         Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from reliance by any such Person on any notice given or purportedly given by or on behalf of any Borrower, except, with respect to any written notice only, to the extent such losses result from the gross negligence or willful misconduct of such Agent-Related Person or such Lender. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(d)         The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN

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CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any Agent-Related Person’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for (x) losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet or (y) indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

10.3       No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4       USA Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

10.5       Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses.  The Company shall pay (i) all reasonable and documented out-of-pocket expenses (including Attorney Costs and consultants’ fees) incurred by the Administrative Agent and its Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance or Modification of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including Attorney Costs), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) hereunder and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder

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during, in the case of both clause (A) and this clause (B), the existence of an Event of Default (including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit).

(b)         Indemnification by the Company.  The Company and each Designated Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, but excluding any Taxes, which shall be dealt with exclusively pursuant to Section 3.1), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)         Reimbursement by Lenders.  To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its

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capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(c).

(d)         Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(i)          Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(ii)         Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.6       Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.

10.7       Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the

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provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Subject to subsection (k) of this Section, any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (which consent of the Company shall not be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) or an Affiliate of the assigning Lender; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1 (and subject to the requirements of Section 3.1), 3.3, 3.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a

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sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)         The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.7(c).

(d)         Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.9 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a Participation, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts of, and stated interest on, each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such Participation for all purposes of this Agreement, notwithstanding notice to the contrary.

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(e)         A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.1(e) as though it were a Lender.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)         As used herein, the following terms have the following meanings:

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (x) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (y) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Company or any of the Company’s Affiliates or Subsidiaries or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

(h)         Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.2),

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(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)          Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)          Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders (subject to the consent by the applicable Lender to such appointment) a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor

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shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(k)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

10.8       Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or other applicable Loan Party or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person

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required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.9       Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.10     Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11     Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document

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shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.12     Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.13     Replacement of Lenders.  If any Lender requests compensation under Section 3.4, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.7), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)         the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.7(b);

(b)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c)         in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)         such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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10.15     Severability.   If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.15, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.16     Automatic Debits of Fees.  With respect to any interest, non-use fee, letter of credit fee or other fee due and payable to the Administrative Agent, the LC Issuer, the Swing Line Lender, Bank of America or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the interest or fees then due, such debits will be reversed (in whole or in part, in Bank of America’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

10.17     Governing Law.

(a)         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.

(b)         EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT

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OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)         EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)         EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.18     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the other Lead Arranger are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger, and the other Lead Arranger, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and the other Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any other Lead

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Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the other Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, the Arranger nor any other Lead Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the other Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19     Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Revolving Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.20     Termination of Existing Credit Agreement.  The Company and the Lenders that are parties to the Existing Credit Agreement (which constitute “Required Lenders” under and as defined in the Existing Credit Agreement) agree that, at the Effective Time, (i) the Commitments under the Existing Credit Agreement shall automatically terminate (without any further action and notwithstanding any provision of the Existing Credit Agreement that requires notice of such termination), (ii) the Existing Credit Agreement shall be of no further force or effect (except for any provision thereof that by its terms survives termination thereof) and (iii) the notice requirement set forth in Section 2.5 of the Existing Credit Agreement with respect to prepayments is waived in accordance with the terms of the Existing Credit Agreement.

10.21     Time of the Essence.  Time is of the essence of the Loan Documents.

10.22     Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any

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Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

ARTICLE XI

Company Guaranty

11.1       The Guaranty.  In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans and the issuance of the Letters of Credit, the Company hereby agrees with the Lenders as follows: the Company hereby absolutely, irrevocably and unconditionally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Designated Borrowers to the Guaranteed Creditors and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by each Designated Borrower. If any or all of the Guaranteed Obligations of such Borrowers to the Administrative Agent and/or any Lender becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to the Administrative Agent and/or such Lenders, as applicable, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon the Administrative Agent and/or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of the guaranty under this Article XI or other instrument evidencing any liability of any Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

11.2       Insolvency.  Additionally, the Company unconditionally and irrevocably guarantees the payment of the Dollar Equivalent of any and all of the Guaranteed Obligations of

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the Designated Borrowers to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Section 8.1(f), and unconditionally promises to pay the Dollar Equivalent of such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in Dollars.

11.3       Nature of Liability.  The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. The guaranty and liability of the Company hereunder shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of Designated Borrowers, that at any time or from time to time no Guaranteed Obligations are outstanding or any other circumstance) until all Commitments have terminated and all Guaranteed Obligations have been paid in full.

11.4       Independent Obligation.  The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower is joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Company’s obligations under this Article XI.

11.5       Authorization.  The Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(i)          change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty of the Company herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii)         take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any

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order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii)        exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

(iv)        release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;

(v)         settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

(vi)        apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

(vii)       consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

(viii)      take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Article XI;

it being understood that the foregoing shall not permit any action by the Administrative Agent or any Lender that is not otherwise permitted by this Agreement or any other Loan Document.

11.6       Reliance.  It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

11.7       Subordination.  Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to the Company is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Guaranteed Creditors, and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Article XI. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to

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this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of the guaranty under this Article XI (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until all Guaranteed Obligations (other than contingent indemnities and costs and reimbursement obligations to the extent no claim has been asserted with respect thereto) have been irrevocably paid in full in cash.

11.8       Waivers.

(i)          The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (A) proceed against any Borrower, any other guarantor or any other party, (B) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (C) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. The Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other party or any security.

(ii)         Except as otherwise expressly provided in this Agreement, the Company waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guaranty hereunder, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

11.9       Nature of Liability.  It is the desire and intent of the Company and the Guaranteed Creditors that this Article XI shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Company under this Article XI shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers),

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then the amount of the Guaranteed Obligations shall be deemed to be reduced and the Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ABM INDUSTRIES INCORPORATED

By:
Name:
Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

bank of america, n.a.,
as a Lender, as L/C Issuer
and as Swing Line Lender

By:
Name:
Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:
Name:
Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

RBS CITIZENS, N.A.,
as Co-Documentation Agent and as a Lender

By:
Name:
Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

THE BANK OF TOKYO MITSUBISHI UFJ,
LTD., NEW YORK BRANCH,
as Co-Documentation Agent and as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Co-Documentation Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

US Bank, National Association,
as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

SOVEREIGN BANK,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

BANK OF THE WEST,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

PEOPLE’S UNITED BANK,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

Credit Suisse AG, Cayman Islands Branch,
as a Lender

By:

Name:

Title:

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

cOMERICA BANK,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

fIFTH THIRD BANK,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

pNC BANK, N.A.,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

HSBC Bank USA, National Association,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

THE NOrTHERN TruST COMPANY,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

THE BANK OF NEW YORK MELLON,
as a Lender

By:

Name:

Title:

ABM Industries Incorporated

Credit Agreement

Signature Page

SCHEDULE 1(A)

EXISTING LETTERS OF CREDIT1

Letter of Credit Number	Amount Outstanding	Date of Expiration
T00000007420347	$100,000.00	1/11/11
T00000007420348	$100,000.00	1/11/11
T00000007420350	$735,000.00	1/11/11
T00000003007169	$15,845,000.00	10/31/11
T00000003015404	$3,001,373.23	3/31/11
T00000003050357	$450,000.00	6/01/11
T00000003056568	$1,125,000.00	5/31/11
T00000003060652	$21,500,000.00	12/24/10
T00000003072155	$51,000,000.00	12/15/10
T00000003078955	$525,000.00	12/07/10
T00000003079442	$100,000.00	1/04/11
T00000003079443	$2,000,000.00	1/04/11
T00000003085922	$1,190,000.00	12/14/10
T00000003088846	$57,200.00	4/24/11
T00000003092419	$150,000.00	3/05/11
T00000003101640	$30,000.00	12/01/10
T00000003113470	$2,700,000.00	6/30/11
T00000003113475	$50,000.00	6/30/11
T0000000311521	$100,000.00	4/30/11

1 To be updated.

SCHEDULE 1(B)

LIGHTNING LETTERS OF CREDIT2

LC #	Issuer	Exposure	Issue Date	Expiration Date
SM216565	Wells Fargo Bank, National Association	600,000.00	10/28/2005	12/8/2010
SM219267	Wells Fargo Bank, National Association	2,000,000.00	4/6/2006	03/31/2011
SM225456	Wells Fargo Bank, National Association	89,486.00	4/24/2007	10/31/2011
SM216698	Wells Fargo Bank, National Association	4,209,153.00	11/08/2005	07/1/2011
SM235827	Wells Fargo Bank, National Association	5,000,000.00	10/09/2009	10/09/2011
	TOTAL	11,898,639.00

2 To be updated.

SCHEDULE 2.1

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$155,000,000.00	19.375000000%
JPMorgan Chase Bank, National Association	$115,000,000.00	14.375000000%
RBS Citizens, N.A.	$70,000,000.00	8.750000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$70,000,000.00	8.750000000%
U.S. Bank National Association	$70,000,000.00	8.750000000%
Wells Fargo Bank, National Association	$40,000,000.00	5.000000000%
KeyBank National Association	$40,000,000.00	5.000000000%
Santander Bank, N.A.	$40,000,000.00	5.000000000%
Bank of the West	$32,500,000.00	4.062500000%
HSBC Bank USA, National Association	$32,500,000.00	4.062500000%
PNC Bank, National Association	$32,500,000.00	4.062500000%
Fifth Third Bank	$32,500,000.00	4.062500000%
The Northern Trust Company	$20,000,000.00	2.500000000%
Capital One, National Association	$20,000,000.00	2.500000000%
Branch Banking and Trust Company	$20,000,000.00	2.500000000%
Credit Suisse AG, Cayman Islands Branch	$10,000,000.00	1.250000000%

Total	$800,000,000.00	100.000000000%

SCHEDULE 7.10

RESTRICTIONS ON SUBSIDIARY DIVIDENDS

[See Part 7.10 of the Disclosure Certificate]

Sch. 7-1

SCHEDULE 10.2

CERTAIN EURODOLLAR AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES3

ABM INDUSTRIES INCORPORATED

551 Fifth Avenue, Suite 300

New York, NY 10176

Attn:	Chief Financial Officer

Telephone: 212-297-0200
Facsimile: 212-297-0375

With a copy to:

ABM Industries Incorporated

551 Fifth Avenue, Suite 300

New York, NY 10176

Attn:	General Counsel

Telephone: 212-297-0200
Facsimile: 212-297-0375

BANK OF AMERICA

Administrative Agent’s Office:

Bank of America, N.A.

Commercial Agency Management

231 South LaSalle

Mail Code: IL1-231-09-42

Chicago, IL 60604

Attn:	Rubio Petra

Telephone: 925-675-8062

Facsimile: 888-969-9237

Email: petra.rubio@baml.com

Requests for Credit Extensions:

Bank of America, N.A.

Credit Services

2001 Clayton Rd.

Mail Code: CA4-702-02-25

Concord, CA 94520-2405

Attn:	Rubio Petra

Telephone: 925-675-8062

Facsimile: 888-969-9237

Email: petra.rubio@baml.com

3 To be confirmed.

Sch. 10-1

USD

Bank of America, N.A.

ABA # 026009593

New York, NY

Acct. # 3750836479

Attn: Corporate Credit Serv.

Ref: ABM Industries

GBP

Bank of America London

Swift: BOFAGB22

Account: 96272027

ATTN GRAND CAYMAN UNIT #1207

Ref: ABM Industries

(GBP) CURRENCY CODE BRITISH POUND STERLING

EURO

BANK OF AMERICA LONDON

Swift: BOFAGB22

Account:96272019

REF: ABM INDUSTRIES INCORP

EUR CURRENCY CODE

CAD

BANK OF AMERICA CANADA

Swift: BOFACATT

Account 65042228

ATTN GRAND CAYMAN UNIT #1207

REF: ABM INDUSTRIES INCORPORATED

CANADIAN DOLLAR CURRENCY (CAD)

L/C Issuer:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
1000 W Temple St.
Mail Code: CA9-705-07-05
Los Angeles, CA 90012-1514

Attn:	Teela Yung

Telephone: 213-580-8363

Sch. 10-2

Facsimile: 213-457-8841
Email: teela.p.yung@baml.com

Other Notices as a Lender:

Bank of America, N.A.
315 Montgomery Street, 13th Floor
Mail Code: CA5-704-13-11
San Francisco, CA 94104-1898

Attn:	Ron Drobny

Telephone: 415-913-2823

Facsimile: 312-453-6364

Email: Ronald.Drobny@baml.com

Other Agency Management requests:

Bank of America, N.A.

231 South LaSalle, 9th floor

Mail Code IL1-231-9-42

Chicago, IL 60604

Attn:	Fani Davidson

Phone: 312-923-0604

Fax: 312-453-4217

fani.davidson@baml.com

Sch. 10-3

EXHIBIT A

FORM OF REVOLVING LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

☐   A Borrowing of Revolving Loans           ☐   A conversion or continuation of Loans

1.	On ________________________________________(a Business Day).

2.	In the amount of $___________________________.

3.	Comprised of ______________________________.

[Type of Revolving Loan requested]

4.	In the following currency: ____________________.

5.	For Eurodollar Rate Loans: with an Interest Period of weeks.

6.	On behalf of ____________________________ [insert name of applicable Designated Borrower].

[The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.1 of the Agreement.]

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

Exh. A-1

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests:

☐ A Swing Line Loan                                                     ☐ A conversion or continuation of a Swing Line Loan

1.	On _______________________________________(a Business Day).

2.	In the amount of $______.[4]

Such Swing Line Loan shall be [a Base Rate Loan][an IBOR Rate Loan with an Interest Period of ___ days].

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.4(a) of the Agreement.

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

4          Swing line loans to be made in an aggregate amount not exceeding $25 million and in integral multiples of $500,000.

Exh. B-1

EXHIBIT C

FORM OF NOTE

_______________, ____

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to the order of _____________________________ (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of all Revolving Loans (as defined in such Credit Agreement) made by the Lender to the Company under the Credit Agreement dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” terms defined therein being used herein as therein defined) among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Company promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein. [This Note is also entitled to the benefits of the Subsidiary Guaranty]. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Revolving Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exh. C-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABM INDUSTRIES INCORPORATED

OR
[APPLICABLE DESIGNATED BORROWER]

By:

Name:

Title:

Exh. C-2

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh. C-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: _______ , 20__

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following for fiscal year-end financial statements]

1.          Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1.          Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

2.          The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

3.          A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such

Sch. 10-1

fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4.          The Outstanding Amount of all LC Obligations as of the above date is $__________.

5.          The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________, ___________.

ABM INDUSTRIES INCORPORATED

By:

Name:

Title:

Sch. 10-2

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Date:
For the Fiscal Quarter / Year
Ended:

Section 7.11(a) Consolidated Net Worth

Net Worth
Total Consolidated Assets:		$-
Minus
Total Consolidated Liabilities:		$-

Equals		$-

MINIMUM REQUIRED
the sum of -
Base Amount:	$	[●]
Plus
0.50 times quarterly Net Income earned after
Effective Time (without deductions for losses)		$-
Plus
Increases in Shareholders’ Equity after the Effective Time resulting from the issuance and sale of capital stock or other equity interests of the Company or any Subsidiary (including upon any conversion of debt securities)		$-

Equals		$-

Section 7.11(b) Fixed Charge Coverage Ratio

Adjusted Consolidated EBITDAR (rolling four quarter basis)
Net Income:		$-
Plus
Extraordinary/non-cash/non-recurring loss:		$-
Minus
Extraordinary/non-recurring gain or income (other than non-recurring income arising from settlements of business interruption insurance claims):		$-
Plus
Consolidated Interest Charges:		$-
Plus
Federal/state/local/foreign income taxes:		$-
Plus
Depreciation & Amortization:		$-
Plus
Stock Based Compensation Expense		$-

Sch. 2-1

Adjusted Consolidated EBITDA	$-
(pro forma for qualified Acquisitions/Dispositions)
Plus
Rent Expense:	$-

Total:	$-

divided by
Consolidated Interest Charges	$-
Plus
Rent Expense	$-
Plus
Scheduled principal payments of long-term Indebtedness	$-

Total:	$-

equals (expressed as a ratio)	to 1.00

MINIMUM REQUIRED:	1.50 to 1.00

Section 7.11(c) Leverage Ratio

Funded Indebtedness
Indebtedness Outstanding:	$-
Less
Contingent obligations under commercial letters	$-
of credit and Guarantees
Less
Obligations under Swap Contracts	$-
Less
Intercompany Indebtedness	$-

Total:	$-

Adjusted Consolidated EBITDA	$-

equals (expressed as a ratio)	to 1.00

MAXIMUM ALLOWED:	3.25 to 1.00

Sch. 2-2

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an

Affiliate/Approved Fund of [identify Lender] 1]

3.	Company: ABM Industries Incorporated

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of November 30, 2010 among ABM Industries Incorporated, the Designated Borrowers from time to time party thereto, the Lenders parties thereto and Bank of America, N.A., as Administrative Agent

1 Select as applicable.

Exh. E-1-1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]

_____________[3]	$________________	$________________	______________%
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%

[7. Trade Date: __________________]4

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

*       Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2       Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

3       Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

4       To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exh. E-1-2

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][9]
ABM INDUSTRIES INCORPORATED

By:
Title:

9           To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exh. E-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.        Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3         Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

Exh. E-1-4

2.           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exh. E-1-5

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

Exh. E-1-6

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Exh. E-2-1

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

THIS GUARANTY dated as of November 30, 2010 is executed in favor of BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (as defined below), and the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, ABM Industries Incorporated (the “Company”), various financial institutions (together with their respective successors and assigns, the “Lenders”) and Bank of America, as administrative agent (in such capacity, the “Administrative Agent”), have entered into a Credit Agreement dated as of November 30, 2010 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guarantee the Liabilities (as defined below) as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereto agrees as follows:

Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, any other Loan Document or any Swap Contract between the Company and any Lender or any affiliate of a Lender (the Lenders and any such affiliates, the “Lender Parties”), in each case as the same may be amended, modified, extended or renewed from time to time, and (b) all reasonable costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this Guaranty or any other applicable Loan Document against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided that (i) the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without rendering the obligations of such undersigned hereunder void or voidable under any fraudulent conveyance or fraudulent transfer law and (ii) the Liabilities, as to any of the undersigned, shall not include any obligations under Swap Contracts to the extent that all or a portion of such undersigned’s guarantee of such obligations is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof).

Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Section 8.1(f) of the Credit Agreement with respect to the Company, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such

Exh. F-1

undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full.

The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the liability of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

At the Administrative Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Company or any of the undersigned, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Company’s or any of the undersigned’s property, or by economic, political, regulatory or other events in the countries where the Company or any of the undersigned is located.

Exh. F-2

Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement or the applicable Swap Contract; and, notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Administrative Agent or any Lender Party until such time as all Liabilities (other than contingent indemnities and costs and reimbursement obligations to the extent no claim has been asserted with respect thereto) have been irrevocably paid in full in cash.

The undersigned hereby expressly waive: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.

The Administrative Agent and any Lender Party may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Lenders or, if required pursuant to Section 10.1 of the Credit Agreement, all Lenders). No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

Exh. F-3

Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for ratable application to the Liabilities or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any of the undersigned’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer or similar avoidance theory, whether under state or federal law, such undersigned party (the “Affected Guarantor”), automatically and without any further action being required of such Affected Guarantor or the Administrative Agent or any Lender Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by such Affected Guarantor under any guaranty of the Liabilities (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of such Affected Guarantor’s obligations hereunder for fraudulent conveyance, fraudulent transfer or other similar avoidance purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being such Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to such Affected Guarantor had instead been the Maximum Guaranty Amount. This paragraph is intended solely to preserve the rights of the Administrative Agent and the Lender Paraties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither any Affected Guarantor nor any other person or entity shall have any right or claim under this paragraph with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of any Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law. Without limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount for any Affected Guarantor pursuant to the provisions of the second preceding sentence of this paragraph shall not in any manner reduce or otherwise affect the obligations of any other undersigned party (including any other Affected Guarantor) under the provisions of this Guaranty.

Exh. F-4

This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. Transmission of a copy of an executed signature page of this Guaranty to the other parties hereto by facsimile transmission or e-mail in pdf format shall be as effective as the delivery of a manually executed counterpart hereof. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

Notwithstanding any other provision of this Guaranty, any of the undersigned may be released from its obligations hereunder by the Administrative Agent in accordance with Section 9.10 of the Credit Agreement. No such release shall affect the obligations of any of the other undersigned, or impair the rights or remedies of the Administrative Agent or any Lender Party, hereunder.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE UNDERSIGNED OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON THE RELEVANT SIGNATURE PAGE HEREOF (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES

Exh. F-5

HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SUBJECT TO THE FOLLOWING PARAGRAPH, EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

If the Administrative Agent so notifies the undersigned in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Liabilities or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than the currencies in which the Liabilities are denominated or the currencies payable hereunder (collectively the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated by the Administrative Agent at the Spot Rate for the purchase of the Obligations Currency with the Judgment Currency. The undersigned hereby jointly and severally agree to indemnify the Administrative Agent and each Lender Party and hold the Administrative Agent and each Lender Party harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment

Exh. F-6

thereof by the undersigned or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exh. F-7

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

ABM JANITORIAL SERVICES, INC.

ABM JANITORIAL SERVICES – MID-ATLANTIC, INC.

ABM JANITORIAL SERVICES – MIDWEST, LLC

ABM JANITORIAL SERVICES – NORTH CENTRAL, INC.

ABM JANITORIAL SERVICES – NORTHEAST, INC.

ABM JANITORIAL SERVICES – NORTHERN CALIFORNIA

ABM JANITORIAL SERVICES – NORTHWEST, INC.

ABM JANITORIAL SERVICES – SOUTH CENTRAL, INC.

ABM JANITORIAL SERVICES – SOUTHEAST, LLC

ABM JANITORIAL SERVICES – SOUTHWEST, INC.

ALLIED MAINTENANCE SERVICES, INC.

AMERICAN BUILDING MAINTENANCE CO. OF HAWAII

AMERICAN PUBLIC SERVICES

DIVERSCO, INC.

ONESOURCE FACILITY SERVICES, LLC

ONESOURCE HOLDINGS, LLC

ONESOURCE LANDSCAPE & GOLF SERVICES, INC.

SOUTHERN MANAGEMENT CO.

SM NEWCO CORP.

SERVALL SERVICES INC.

ABM ENGINEERING SERVICES COMPANY

ABM FACILITY SERVICES COMPANY

ABM SHARED SERVICES, INC.

ABM SECURITY SERVICES, INC.

AMPCO-M

AMPCO SYSTEM PARKING

ELITE SECURITY, INC.

SSA SECURITY, INC.

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

551 Fifth Avenue, Suite 300

New York, NY 10176

Attention: Chief Financial Officer

Facsimile: (212) 297-0375

Exh. F-8

Signature page for the Guaranty dated as of November 30, 2010 issued by various subsidiaries of ABM Industries Incorporated (the “Company”) in favor of Bank of America, N.A., as Administrative Agent, pursuant to the Credit Agreement dated as of November 30, 2010 with the Company and various other parties, and the Lenders referred to in such Guaranty.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:

[SUBSIDIARY]

By:
Name Printed:
Title:

Address:

Exh. F-9

EXHIBIT G

FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Credit Agreement dated as of November 30, 2010 among ABM Industries Incorporated (the “Company”), the Designated Borrowers from time to time party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.15 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is _____________.

Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents

Exh. G-1

to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By: ________________________________
Title: _______________________________

[COMPANY]

By:
Title:

Exh. G-2

EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____

To:	[Company]
The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Credit Agreement dated as of November 30, 2010 among ABM Industries Incorporated (the “Company”), the Designated Borrowers from time to time party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _________________________________
Title:________________________________

Exh. H-1

EXHIBIT I

November 30, 2010

To the Lenders and the Administrative Agent

Referred to Below

c/o Bank of America, N.A.

Commercial Agency Management

800 Fifth Avenue, Floor 32

Mail Code: WA1-501-32-37

Seattle, Washington 98104

Re: ABM Industries Incorporated

Ladies/Gentlemen:

We have acted as special New York counsel for ABM Industries Incorporated, a Delaware corporation (the “Company”), and certain subsidiaries of the Company listed on Schedule A hereto (each a “Guarantor” and, collectively, the “Guarantors,” and the Guarantors, together with the Company, each a “Transaction Party” and collectively the “Transaction Parties”) in connection with the Credit Agreement, dated as of November 30, 2010 (the “Credit Agreement”), among the Company, the Guarantors, the financial institutions listed on the signature pages thereof (the “Lenders”) and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”). This opinion letter is delivered to you pursuant to Section 4.1(a)(v) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:

(1)	an executed copy of the Credit Agreement;

(2)	an executed copy of each of the Notes (the “Notes”); and

(3)	an executed copy of the guaranty, dated as of November 30, 2010 (the “Guarantee”), of the Guarantors for the benefit of the Agent and the Lenders.

The documents referred to in items (1) through (3) above, inclusive, are referred to herein collectively as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other

Exh. I-1

information of or from representatives of the Transaction Parties and others and assume compliance on the part of the Transaction Parties with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (b) below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Transaction Parties based solely upon the review of the Company’s most recently filed annual report in respect of such matters and without any independent investigation or verification on our part and (y) to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a) each Document constitutes a valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms.

(b the execution and delivery to the Agent and the Lenders by each Transaction Party of the Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder  (i) do not require under present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of New York or the United States of America that has not been made or obtained except those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Documents to which it is a party and other filings under security laws and filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America applicable to such Transaction Party or its property.

The opinions set forth above are subject to the following qualifications and limitations:

(A)         Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, or affecting the rights and remedies of creditors generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Transaction Parties party thereto of the Documents as a whole and the Documents contain adequate provisions for enforcing payment of the obligations governed thereby and otherwise for the practical realization of the principal benefits provided by the Documents, in each case subject to the other qualifications contained in this letter.

Exh. I-2

(B)         We express no opinion as to the enforceability of any provision in the Documents:

(i)          relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(ii)         providing that any person or entity may exercise set-off rights other than with notice and otherwise in accordance with and pursuant to applicable law;

(iii)        relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations;

(iv)        waiving any rights to trial by jury;

(v)         purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;

(vi)        purporting to create a trust or other fiduciary relationship;

(vii)       specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Documents;

(viii)      giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor;

(ix)         granting or purporting to create a power of attorney, and we express no opinion as to the effectiveness of any power of attorney granted or purported to be created under any Document;

(x)          providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor; or

(xi)         providing for liquidated damages, make-whole or other prepayment premiums or similar payments, default interest rates, late charges or other economic remedies to the extent a court were to determine that any such economic remedy is not reasonable and therefore constitutes a penalty.

(C)         Our opinions are subject to the effect of generally applicable rules of law that:

(i)          provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii)         may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable

Exh. I-3

portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D)         We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Documents to the extent limited by applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions).

(E)         For purposes of our opinions insofar as they relate to each Guarantor, we have assumed that the obligations of each such Guarantor under the Guarantee are, and would be deemed by a court of competent jurisdiction to be in furtherance of its corporate purposes and  necessary or convenient to the conduct, promotion or attainment of its business.

(F)         We have assumed that the parties to the Documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and, with respect to all parties other than the Transaction Parties, constitute legal, valid and binding obligations of, such parties. For purposes of our opinions above, we have assumed that (i) each Transaction Party is a legal business entity validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all requisite corporate, shareholder, limited liability company, member, limited partnership, partnership, partner, or like authorizations and all third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents to which it is a party (except to the extent noted in paragraph (b) above), and that such execution, delivery and performance and grant will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties (except to the extent noted in paragraph (b) above) and (ii) the Documents to which each such Transaction Party is a party have been duly executed and delivered by it.

(G)         We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law.

(H)         The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York.

Our opinions are limited to those expressly set forth herein, and we express no opinions by implication. The opinions expressed herein are solely for the benefit of the addressees hereof and of any other person or entity becoming a Lender or Agent under the Credit Agreement and your assignees referred to below, in each case, in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Credit Agreement pursuant to an assignment that is made and, if applicable, consented to in

Exh. I-4

accordance with the express provisions of Sections 9.8 and 10.7 of the Credit Agreement, as applicable, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

JONES DAY

Exh. I-5

Schedule A

Guarantors

ABM Janitorial Services, Inc.

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – Midwest, LLC

ABM Janitorial Services – North Central, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – Northern California

ABM Janitorial Services – Northwest, Inc.

ABM Janitorial Services – South Central, Inc.

ABM Janitorial Services – Southeast, LLC

ABM Janitorial Services – Southwest, Inc.

Allied Maintenance Services, Inc.

American Building Maintenance Co. of Hawaii

American Public Services

Diversco, Inc.

OneSource Facility Services, LLC

OneSource Holdings, LLC

OneSource Landscape & Golf Services, Inc.

SM Newco Corp.

Servall Services Inc.

ABM Engineering Services Co.

ABM Facility Services Company

ABM Shared Services, Inc.

ABM Security Services, Inc.

Ampco-M

Ampco System Parking

Elite Security, Inc.

SSA Security, Inc.

Exh. I-6

EXHIBIT J

November 30, 2010

Bank of America, N.A.,

as Administrative Agent

And to the Lenders party to the Credit Agreement referenced below

Re: ABM Industries Incorporated Credit Agreement

Ladies and Gentlemen:

I am the General Counsel of ABM Industries Incorporated, a Delaware corporation (the “Borrower”), and certain subsidiaries of the Borrower listed on Schedule A hereto (the “Guarantors”; and together with the Borrower, the “Loan Parties”) and I am rendering this opinion on their behalf in connection with that certain Credit Agreement (the “Credit Agreement”) dated as of November 30, 2010, by and among the Borrower, the lenders signatory thereto (collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). This opinion is being rendered to you at the request of the Loan Parties pursuant to Section 4.1(a)(v) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

Materials Examined:

In rendering this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following, copies of which have been delivered to you:

1.          the Credit Agreement, together with the exhibits and schedules thereto, executed by the Borrower, the Lenders and the Administrative Agent;

2.          each note executed by the Borrower on the date hereof pursuant to the Credit Agreement; and

3.          the Guaranty entered into by the Guarantors in favor of the Administrative Agent on behalf of the Lenders (the “Guaranty”).

The documents listed above are collectively referred to herein as the “Transaction Documents.”

In addition, for purposes of this opinion, I have examined originals or copies of the following documents:

1.           a certificate dated November 18, 2010 from the Secretary of State of the State of Delaware indicating that the Borrower is in good legal standing in Delaware (the “Delaware Good Standing Certificate”);

Exh. J-1

Bank of American, N.A.,

as Administrative Agent, and

The Lenders

2.           a certificate as of a recent date from the Secretary of State of the state of incorporation with respect to each Guarantor indicating that such Guarantor is in good legal standing in such state (the “Guarantor Good Standing Certificates”), and a certificate from the Secretary of State of the State of New York indicating that the Borrower is in good standing in the State of New York as of November 18, 2010 (the “New York Good Standing Certificate” and together with the Delaware Good Standing Certificate and the Guarantor Good Standing Certificates, the “Good Standing Certificates”);

3.           a copy of the organizational documents of each Loan Party;

4.           a copy of the bylaws of each Loan Party; and

5.           a copy of the resolutions or actions by written consent of the Board of Directors of each Loan Party with respect to the transactions contemplated pursuant to the Transaction Documents and certified by the Secretary or an Assistant Secretary of such Loan Party as being true and correct copies.

Finally, I have examined such records, documents, and certificates of public officials and the Loan Parties, and made such inquiries of representatives of the Loan Parties, as I have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. Except to the extent of my current actual knowledge to the contrary, with respect to matters of fact (as distinguished from matters of law), I have also relied upon and assumed that the representations and statements of the Loan Parties and all other parties set forth in the Transaction Documents and any other certificates, instruments and agreements executed in connection therewith or delivered to me are true, correct, complete and not misleading.

Opinions:

Based upon the foregoing, having regard for the legal considerations that I deem relevant, and subject to the qualifications stated herein, I am of the opinion that:

6.           Each Loan Party (a) is a corporation or limited liability company, as applicable, existing and in good standing under the laws of the state of its organization or formation and (b) has the requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted.

7.           Each Loan Party has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby.

8.           The execution, delivery and performance by each Loan Party of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Loan Party.

Exh. J-2

Bank of American, N.A.,

as Administrative Agent, and

The Lenders

9.           Each Transaction Document has been duly executed and delivered by each Loan Party that is a party thereto.

10.         None of the execution and delivery by any Loan Party of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby, or the compliance with the terms and conditions thereof conflicts with, results in a breach or violation of, or constitutes a default under any of the terms, conditions or provisions of (a) the organizational documents or bylaws of such Loan Party, (b) any present federal statute, rule or regulation applicable to the Loan Parties, or (c) any material agreement. The execution and delivery by each Loan Party of the Transaction Documents to which it is a party and the performance by such Transaction Party of its obligations thereunder will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any material agreement binding upon such Transaction Party or its properties.

11.         No registration with, consent or approval of, notice to, or other action by any Governmental Authority, which I have, in the exercise of customary professional diligence, recognized as having authority over any Loan Party is required on the part of any of the Loan Parties for its execution, delivery or performance of the Transaction Documents to which it is a party.

12.         To my knowledge, there are no actions, suits or proceedings pending against any Loan Party that could reasonably be expected to materially and adversely affect the ability of such Loan Party to perform its obligations under the Transaction Documents to which it is a party.

Certain Limitations and Qualifications:

Whenever a statement herein is qualified by the phrase “to my knowledge,” or a similar phrase, it is intended to indicate that, during the course of my rendering this opinion on behalf of the Loan Parties in this transaction, no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention. However, except as set forth in this opinion, I have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by me during the preparation of this opinion should not be regarded as such an investigation or review; no inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Loan Parties or their respective affiliates, if any, with respect to other unrelated transactions.

The foregoing opinions are limited to matters involving the federal laws of the United States, the Limited Liability Company Act of the State of Delaware and the Delaware General Corporation Law. I have made no inquiry into, and express no opinions as to, (a) the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction or the enforceability of the Transaction Documents under, or the effect on the Loans as contemplated thereby of non-compliance with, such other laws, or (b) compliance or non-compliance with applicable federal and state antifraud laws, statutes, rules and regulations.

Exh. J-3

Bank of American, N.A.,

as Administrative Agent, and

The Lenders

Certain Assumptions:

With your permission, I have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed; and (iii) the conformity to the originals of all documents submitted to me as copies and the due execution and delivery by the indicated officers of any documents submitted to me as unexecuted.

With respect to my opinions in paragraph 5 above, the phrase “None of the execution and delivery by any Loan Party of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby, or the compliance with the terms and conditions thereof conflicts with, results in a breach or violation of, or constitutes a default under any of the terms, conditions or provisions of . . . any present federal statute, rule or regulation applicable to” any Loan Party means that such execution, delivery and performance by such Loan Party is neither prohibited by, nor subjects such Loan Party to a fine, penalty or similar sanction that would be materially adverse to such Loan Party under, any federal statute or regulation that a lawyer exercising customary professional diligence would reasonably recognize to be directly applicable to such Loan Party, the Transaction Documents and/or the transactions contemplated pursuant to the Transaction Documents.

Use of Opinion:

This opinion is furnished by me as counsel to the Loan Parties. No client relationship has existed or exists between you and me in connection with the Transaction Documents and the transactions contemplated thereby or by virtue of this opinion. This letter addresses the legal consequences of only the facts existing or assumed as of the date hereof. The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. Such opinions may be affected by actions taken or omitted, events occurring, or changes in the relevant facts, after the date hereof. I have not undertaken to determine, or to inform any person of, the occurrence or non-occurrence of any such actions, events or changes. The opinions expressed herein are solely for the benefit of the addressees hereof and your assignees referred to below, in each case, in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities  for any other purpose or in any manner or for any purpose by any other person or entity. At your request, I hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Credit Agreement pursuant to an assignment that is made and, if applicable, consented to in accordance with the express provisions of Sections 9.8 or 10.7 of the Credit Agreement, as applicable, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) I have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which I may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time. I disclaim

Exh. J-4

Bank of American, N.A.,

as Administrative Agent, and

The Lenders

any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

Very truly yours,

Sarah McConnell, General Counsel

Exh. J-5

SCHEDULE A

List of Guarantors

ABM Janitorial Services, Inc.

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – Midwest, LLC

ABM Janitorial Services – North Central, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – Northern California

ABM Janitorial Services – Northwest, Inc.

ABM Janitorial Services – South Central, Inc.

ABM Janitorial Services – Southeast, LLC

ABM Janitorial Services – Southwest, Inc.

Allied Maintenance Services, Inc.

American Building Maintenance Co. of Hawaii

American Public Services

Diversco, Inc.

OneSource Facility Services, LLC

OneSource Holdings, LLC

OneSource Landscape & Golf Services, Inc.

SM Newco Corp.

Servall Services Inc.

ABM Engineering Services Company

ABM Facility Services Company

ABM Shared Services, Inc.

ABM Security Services, Inc.

Ampco-M

Ampco System Parking

Elite Security, Inc.

SSA Security, Inc.

Exh. J-6

EXHIBIT K

FORM OF

INCREASE REQUEST

_________________________, 20___

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the Credit Agreement dated as of November 30, 2010 among ABM Industries Incorporated (the “Company”), the Designated Borrowers from time to time party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In accordance with Section 2.14 of the Credit Agreement, the Company hereby requests an increase in the Aggregate Commitments from $__________ to $__________.10 Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as a Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Lender.

Very truly yours,

ABM INDUSTRIES INCORPORATED

By: __________________________________
Name: _________________________________
Title: __________________________________

10          The Aggregate Commitment may be increased by up to $200 million if such commitments are available, subject to the absence of any default or event of default.

Exh. K-1

ANNEX 1 TO EXHIBIT K

[Date]

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated __________, 20__ from ABM Industries Incorporated (the “Company”) requesting an increase in the Aggregate Commitments from $__________ to $__________ pursuant to Section 2.14 of the Credit Agreement dated as of November 30, 2010 among the Company, the Designated Borrowers from time to time party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By: ___________________________________
Title: __________________________________

Accepted as of

_________, ____

BANK OF AMERICA, N.A., as

Administrative Agent

By: ________________________________

Name: _____________________________

Title: _______________________________

Exh. K-2

ANNEX 2 TO EXHIBIT K

[Date]

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated __________, 20___ from ABM Industries Incorporated (the “Company”) requesting an increase in the Aggregate Commitments from $__________ to $__________ pursuant to Section 2.14 of the Credit Agreement dated as of November 30, 2010 among the Company, the Designated Borrowers from time to time party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

Exh. K-3

The following administrative details apply to the undersigned:

(A)	Notice Address:
Legal name:
Address:

Attention:
Telephone: (___)
Facsimile: (___)

(B)	Payment Instructions:
Account No.:
At:
Reference:
Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

Very truly yours,

[NAME OF ADDITIONAL LENDER]

By: ____________________________________
Title: ___________________________________

Accepted and consented to as of

______________, 20___

BANK OF AMERICA, N.A.,

as Administrative Agent

By: _____________________________

Name: ___________________________

Title: ____________________________

Exh. K-4

ANNEX A

SUBSIDIARY GUARANTORS AS OF THE EFFECTIVE TIME

ABM Onsite Services, Inc. (FKA ABM Janitorial Services, Inc.)

ABM Janitorial Services – Mid-Atlantic, Inc.

ABM Janitorial Services – Northeast, Inc.

ABM Janitorial Services – South Central, Inc.

ABM Janitorial Services – Southeast, LLC

ABM Healthcare Support Services, Inc. (FKA HHA Services, Inc.)

ABM Industrial Services, Inc.

ABM Onsite Services – Midwest, Inc.

ABM Onsite Services - West, Inc. (FKA ABM Services, Inc.)

ABM Parking Services, Inc. (FKA Ampco System Parking)

ABM Security Services, Inc.

ABM Shared Services, Inc.

Air Serv Corporation

Air Serv Facility Services, Inc.

Diversco, Inc.

OneSource Facility Services, Inc. (converted from OneSource Facility Services LLC to a corporation)

OneSource Holdings, LLC

Servall Services Inc.

Southern Management ABM, LLC

ABM Facility Solutions Group, LLC (FKA The Linc Group, LLC)

GreenHomes America, LLC

REEP, Inc.

ABM Government Services, LLC (FKA Linc Government Services, LLC)

ABM Government Services Afghanistan Branch, LLC (FKA Linc Government Services Afghanistan Branch)

Ferguson-Williams LLC

ABM Facility Services, Inc.

Linc International, Inc.

Linc Facility Services UAE, LLC

Linc Facility Services Iraq LLC

Linc Facility Services ME, LLC

ABM Franchising Group, LLC (FKA Linc Network LLC)

ABM Building & Energy Solutions, LLC (converted from a corporation to an LLC) (FKA Linc Building & Energy Solutions Inc.)

ABM Building Solutions, LLC (FKA Linc Mechanical)

ABM Building Services, LLC (FKA Linc Services LLC)

ABM Electrical Power Solutions, LLC (FKA MET Electrical Testing)

ABM Electrical Power Services, LLC (FKA CET Electrical Testing)

ABM Health, Inc. (FKA Linc Health, Inc.)

ABM Electrical Network, Inc.

ABM Electrical & Lighting Solutions, Inc. (FKA ABM Electrical Inc.)

Exh. K-5

Exhibit B

CONFIRMATION AND AMENDMENT

Dated as of September 2, 2015

To:         Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to (a) the Credit Agreement, dated as of November 30, 2010 (as previously amended, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”); (b) the Subsidiary Guaranty (as defined in the Credit Agreement) and (c) the Sixth Amendment to the Credit Agreement dated as of the date hereof (the “Sixth Amendment”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Subsidiary Guaranty.

Each of the undersigned confirms to the Administrative Agent and the Lender Parties that, after giving effect to the Sixth Amendment and the transactions contemplated thereby (including this Confirmation), the Subsidiary Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

Each of undersigned hereby agrees with the Administrative Agent (and, by its signature below, the Administrative Agent agrees) that the Subsidiary Guaranty is amended as follows:

1.	The proviso at the end of the first paragraph after the recitals is amended in its entirety to read as follows:

provided that (i) the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without rendering the obligations of such undersigned hereunder void or voidable under any fraudulent conveyance or fraudulent transfer law and (ii) the Liabilities, as to any of the undersigned, shall not include any obligations under Swap Contracts to the extent that all or a portion of such undersigned’s guarantee of such obligations is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof).

2.	The following new paragraph is added immediately prior to the signature pages thereto:

To the fullest extent permitted by applicable law, while any Liabilities are outstanding with respect to a transaction that gives rise to obligations under Swap Contracts, each ECP Guarantor (as defined below) hereby jointly and severally,

B-1

absolutely and unconditionally undertakes, for the benefit of each Supported Guarantor (as defined below) and any holder of such Liabilities, to provide such funds or other support as may be needed from time to time to enable each Supported Guarantor to pay such Liabilities and to pay such funds to the holder of such Liabilities upon the demand of either the Supported Guarantor or such holder. The undersigned agree that this keepwell provision constitutes a “keepwell, support, or other agreement” for the benefit of the Supported Guarantors for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used above, (a) “ECP Guarantor” means, with respect to any transaction that gives rise to any obligation under a Swap Contract, any of the undersigned that, at the time such transaction is entered into or, if later, when such undersigned becomes party to this Guaranty, is an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act (and related regulations of the Commodities Futures Trading Commission) by virtue of having total assets exceeding $10,000,000 and/or satisfying any other criteria relevant to such status under such section 1a(18) (and related regulations), and (b) “Supported Guarantor” means, at any time, any of the undersigned that, at such time, is not an “eligible contract participant” as defined in section 1a(18) of the Commodity Exchange Act and related regulations of the Commodities Futures Trading Commission, except by virtue of the support of the ECP Guarantors under this paragraph.

[Signatures begin on next page]

B-2

ABM Onsite Services, Inc. (FKA ABM Janitorial Services, Inc.)
ABM Janitorial Services – Mid-Atlantic, Inc.
ABM Janitorial Services – Northeast, Inc.
ABM Janitorial Services – South Central, Inc.
ABM Janitorial Services – Southeast, LLC
ABM Healthcare Support Services, Inc. (FKA HHA Services, Inc.)
ABM Industrial Services, Inc.
ABM Onsite Services – Midwest, Inc.
ABM Onsite Services - West, Inc. (FKA ABM Services, Inc.)
ABM Parking Services, Inc. (FKA Ampco System Parking)
ABM Security Services, Inc.
ABM Shared Services, Inc.
Air Serv Corporation
Air Serv Facility Services, Inc.
Diversco, Inc.
OneSource Facility Services, Inc. (converted from OneSource Facility Services LLC to a corporation)
OneSource Holdings, LLC
Servall Services Inc.
Southern Management ABM, LLC
ABM Facility Solutions Group, LLC (FKA The Linc Group, LLC)
GreenHomes America, LLC
REEP, Inc.
ABM Government Services, LLC (FKA Linc Government Services, LLC)
ABM Government Services Afghanistan Branch, LLC (FKA Linc Government Services Afghanistan Branch)
Ferguson-Williams LLC
ABM Facility Services, Inc.
Linc International, Inc.
Linc Facility Services UAE, LLC
Linc Facility Services Iraq LLC
Linc Facility Services ME, LLC
ABM Franchising Group, LLC (FKA Linc Network LLC)
ABM Building & Energy Solutions, LLC (converted from a corporation to an LLC) (FKA Linc Building & Energy Solutions Inc.)
ABM Building Solutions, LLC (FKA Linc Mechanical)
ABM Building Services, LLC (FKA Linc Services LLC)
ABM Electrical Power Solutions, LLC (FKA MET Electrical Testing)
ABM Electrical Power Services, LLC (FKA CET Electrical Testing)
ABM Health, Inc. (FKA Linc Health, Inc.)
ABM Electrical Network, Inc.
ABM Electrical & Lighting Solutions, Inc. (FKA ABM Electrical Inc.)

By:	/s/ Tom Gallo

Name:	Tom Gallo

Title:	Vice President and Treasurer

B-3